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Exhibit 10.1

JONES DAY	MORRISON & FOERSTER LLP
Bruce Bennett	Brett H. Miller
Bennett L. Spiegel	Melissa A. Hager
Lori Sinanyan	Craig A. Damast
555 South Flower Street, Fiftieth Floor	1290 Avenue of the Americas
Los Angeles, CA 90071	New York, New York 10104
Tel: (213) 243-2533	Tel: (212) 468-8000
Fax: (213) 243-2539	Fax: (212) 468-7900

Counsel for the Creditor Co-Proponents	Counsel for the Chapter 11 Trustee, Co-Proponent

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
:
In re	:	Chapter 11
:
MF GLOBAL HOLDINGS LTD., et al.,	:	Case No. 11-15059 (MG)
:
	:	(Jointly Administered)
Debtors.[1]	:
x

AMENDED PLAN SUPPLEMENT

Exhibit I.A.40: Identification of Director Selection Committee Members

Exhibit I.A.57: Exit Facility Agreement

Exhibit I.A.117: Plan Trust Agreement

Exhibit IV.G: Nonexclusive List of Retained Causes of Action

Exhibit V.E: Amended and/or Restated Certificate of Incorporation, By-Laws, and Operating Agreements

Exhibit VIII.E.1: Prepetition Executory Contracts and Unexpired Leases to be Assumed

[1]	The debtors in these chapter 11 cases are MF Global Holdings Ltd.; MF Global Finance USA Inc.; MF Global Capital LLC; MF Global Market Services LLC; MF Global FX Clear LLC; and MF Global Holdings USA Inc.

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EXHIBIT I.A.40

Identification of Director Selection Committee Members

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Ex. I.A.40

IDENTIFICATION OF DIRECTOR SELECTION COMMITTEE MEMBERS\

Pursuant to Section V.B.1 of the Amended Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code for MF Global Holdings Ltd., MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc., filed with the Bankruptcy Court on February 20, 2013 [Docket No. 1111] (the “Plan”),1 the below list identifies the initial members of the Director Selection Committee.

Initial Members of Director Selection Committee

1.	Andrew Shannahan

2.	Joe Kronsberg

3.	Austin Saypol

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

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EXHIBIT I.A.57

Exit Facility Agreement

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CREDIT AGREEMENT

dated as of

[                ], 2013

Among

MF GLOBAL HOLDINGS, LTD.

and

EACH OF ITS SUBSIDIARIES PARTY HERETO,

as Borrowers

THE LENDING INSTITUTIONS NAMED HEREIN,

as Lenders,

and

[                ],

as Administrative Agent

$80,000,000 Senior Secured Credit Facility

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i

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(continued)

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(continued)

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(continued)

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This CREDIT AGREEMENT is entered into as of [            ], 2013, among the following: (i) MF Global Holdings Ltd. (the “Company”); (ii) each other entity party hereto as a “Borrower” (each, together with the Company, a “Borrower”, and collectively the “Borrowers”); (iii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); and (iv) [            ], as the administrative agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrowers are debtors in jointly administered cases, Case No. 11-15059 (MG) (each a “Case” and collectively, the “Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under Chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. §§ 101 et seq.; the “Bankruptcy Code”). The Borrowers will be liquidated pursuant to the Plan (as hereinafter defined) and subject to the Confirmation Order (as hereinafter defined).

(2) In order to finance in part the Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Claims in Classes number 1 through 4 and Plan Administration Expenses (each as hereinafter defined) under the Plan, and fees payable hereunder (collectively, “Specified Claims and Expenses”), the Borrowers have requested that simultaneously with the consummation of the Plan, the Lenders extend to the Borrowers a senior secured delayed draw term credit facility in an aggregate principal amount of $80,000,000, to be established on the date the Plan becomes effective (the “Plan Effective Date”).

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Adjusted Eurodollar Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on Reuters Screen LIBOR01 Page (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market

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at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period and provided further that the Adjusted Eurodollar Rate shall not be less than 2.00% per annum.

“Administrative Agent” has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter dated as of the Closing Date between the Borrowers and the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Company or any of its Subsidiaries.

“Agreement” means this Credit Agreement, including any exhibits or schedules, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Allowed Administrative Claims” has the meaning provided in the Plan.

“Allowed Claims” has the meaning provided in the Plan.

“Allowed Priority Tax Claims” has the meaning provided in the Plan.

“Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

“Applicable Commitment Fee Rate” means 5.0% per annum.

“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement.

“Applicable Margin” means (i) 5.50% for Loans that are Base Rate Loans, and (ii) 6.50% for Loans that are Eurodollar Loans.

“Approved Bank” has the meaning provided in subpart (ii) of the definition of “Cash Equivalents.”

“Approved Fund” means a fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and that is administered or managed by a Lender or an Affiliate of a Lender or its investment advisor. With respect to any Lender, an Approved Fund shall also include any swap, special purpose vehicle purchasing or acquiring security interests in collateralized loan obligations or any other vehicle through which such Lender may leverage its investments from time to time.

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“Asset Sale” means, with respect to any Person, the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of such Person) by such Person to any other Person of any of such Person’s assets, provided that the term Asset Sale specifically excludes the actual or constructive total loss of any property or the use thereof resulting from any casualty or condemnation.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit B hereto.

“Authorized Officer” means, with respect to any Person, any of the following officers: the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Assistant Treasurer or the Controller, or such other Person as is authorized in writing to act on behalf of such Person and is acceptable to the Administrative Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Company.

“Available Cash” has the meaning provided in the Plan. For the avoidance of doubt, “Available Cash” excludes amounts available to be borrowed hereunder.

“Bankruptcy Code” has the meaning provided in the Preliminary Statements.

“Bankruptcy Court” has the meaning provided in the Preliminary Statements

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of: (i) the rate of interest established by [            ], from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum; and (iii) the Adjusted Eurodollar Rate for a one-month Interest Period on such day plus 1.00%.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

“Borrower” has the meaning provided in the first paragraph of this Agreement.

“Borrowing” means the incurrence of Loans by a Borrower from all of the Lenders having Term Commitments in respect thereof on a pro rata basis on a given date.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in [New York City] are authorized or required by law to close.

“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

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“Capitalized Lease Obligations” means, with respect to any Person, all obligations under Capital Leases of such Person, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Case” and “Cases” have the meaning specified in the preliminary statements.

“Cash Dividend” means a Capital Distribution by a Person payable in cash to the holders of Equity Interests of such Person with respect to any class or series of Equity Interest of such Person.

“Cash Equivalents” means any of the following:

(i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any commercial bank of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and having capital and surplus in excess of $500,000,000 or (z) any commercial bank (or the parent company of such bank) of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than 180 days from the date of acquisition;

(iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within 180 days after the date of acquisition;

(iv) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;

(v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

(vi) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;

(vii) investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

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(viii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii).

“Cash Proceeds” means, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss and (iii) the issuance or incurrence of any Indebtedness, the aggregate cash proceeds received by the Borrower or any Subsidiary in connection with the issuance or incurrence of such Indebtedness.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning provided in Section 11.23.

“CIP Regulations” has the meaning provided in Section 9.07.

“Class” has the meaning provided in the Plan.

“Claims” has the meaning set forth in the definition of “Environmental Claims.”

“Closing Certificate” means a certificate substantially in the form of Exhibit F attached hereto.

“Closing Date” means [            ].

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” means the “Collateral” as defined in the Security Agreement, together with any other collateral (whether Real Property or personal property) covered by any Security Document.

“Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such

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commitment may be reduced from time to time pursuant to the terms hereof or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.

“Commitment Fees” has the meaning provided in Section 2.07(a).

“Communications” has the meaning provided in Section 9.16(a).

“Compliance Certificate” has the meaning provided in Section 6.01(d).

“Confidential Information” has the meaning provided in Section 11.15(b).

“Confirmation Order” has the meaning provided in Section 4.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continue,” “Continuation” and “Continued” each refers to a continuation of a Eurodollar Loan for an additional Interest Period as provided in Section 2.06.

“Control Agreements” has the meaning set forth in the Security Agreement.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.

“Credit Event” means the making of any Borrowing or any Conversion or Continuation Issuance.

“Credit Party” means any Borrower.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.05 and (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Loans that are Base Rate Loans pursuant to Section 2.05.

“Defaulting Lender” means, subject to Section 2.11, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified any Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting

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Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11) upon delivery of written notice of such determination to the Company and each Lender.

“Dollars,” “U.S. Dollars” and the sign “$” each means lawful money of the United States.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed (and the Company shall be deemed to have consented if it fails to object to any assignment within five Business Days after it received written notice thereof)); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Company or any of the Company’s Affiliates or Subsidiaries, or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y).

“Environmental Claims” means any and all global, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or global interpretation thereof, including any judicial or global order, consent, decree or judgment issued to or rendered against the Company or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the

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Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim which relate to any environmental condition or a release, use, handling, storage or treatment of Hazardous Materials by any Credit Party or a predecessor in interest from or on to (i) any property presently or formerly owned by any Credit Party or (ii) any facility which received Hazardous Materials generated by any Credit Party.

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with the Borrower or a Subsidiary of the Borrower, would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(i) of ERISA or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.

“ERISA Event” means: (i) that a Reportable Event has occurred with respect to any ERISA Plan; (ii) the institution of any steps by the Borrower or any Subsidiary, any ERISA Affiliate, the PBGC or any other Person to terminate any ERISA Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, an ERISA Plan; (iii) the institution of any steps by the Borrower or any Subsidiary or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $[            ]; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA in connection with any ERISA Plan; (v) that an ERISA Plan has Unfunded Benefit Liabilities exceeding $[            ]; (vi) the cessation of operations at a facility of the Borrower or any Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vii) the conditions for imposition of a Lien under Section 303(a) of ERISA shall have been met with respect to an ERISA Plan; (viii) the adoption of an amendment to an ERISA Plan requiring the provision of security to such ERISA Plan pursuant to Section 206(g) of ERISA; (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi-Employer Plan; (x) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or (xi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

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“ERISA Plan” means any Multi-Employer Plan, Multiple Employer Plan or Single-Employer Plan.

“Eurodollar Loan” means each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

“Event of Default” has the meaning provided in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.04) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.03(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means the credit facility established under Section 2.01 pursuant to the Commitment of each Lender.

“Facility Availability Period” means the period from the Closing Date until the Facility Availability Period Termination Date.

“Facility Availability Period Termination Date” means the earlier of the Scheduled Facility Availability Period Termination Date and the date on which the Borrower has permanently reduced the Total Commitment to an amount less than or equal to the outstanding amount of the Obligations pursuant to Section 2.08(d).

“Facility Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Commitment by the Total Commitment, provided, however, that if the Total Commitment has been terminated, the Facility Percentage for each Lender shall be determined by dividing such Lender’s Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination. The Facility Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to entered into pursuant to Section 1471(b)(1) of the Code.

“Final Claims Date” means the first date on which all Specified Claims and Expenses have been paid, reserved for or satisfied in full in accordance with the Plan (or, if not paid, disallowed).

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“Financial Officer” means the chief executive officer, the president or the chief financial officer of the Company.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning provided in Section 11.06(f).

“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Hazardous Materials” means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect, under any applicable Environmental Law.

“Indebtedness” of any Person means without duplication:

(i) all indebtedness of such Person for borrowed money;

(ii) all bonds, notes, debentures and similar debt securities of such Person;

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(iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

(iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;

(v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(vi) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed;

(vii) all Capitalized Lease Obligations of such Person;

(viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;

(ix) all obligations of such Person with respect to asset securitization financing;

(x) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, in each case that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

(xi) all net obligations of such Person under hedging agreements;

(xii) [Reserved];

(xiii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; and

(xiv) all Guaranty Obligations of such Person;

provided, however, that (y) neither trade payables (other than trade payables outstanding for more than 90 days after the date such trade payables were created), deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning provided in Section 11.02.

“Insolvency Event” means, with respect to any Person:

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(i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States;

(ii) the commencement of an involuntary case against such Person under the Bankruptcy Code or any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States and the petition is not controverted within 10 days, or is not dismissed within 45 days, after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 45 days;

(vi) such Person is adjudicated insolvent or bankrupt;

(vii) any order of relief or other order approving any such case or proceeding is entered;

(viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 45 days;

(ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or

(x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

“Intellectual Property” has the meaning provided in the Security Agreement.

“Interest Period” means, with respect to each Eurodollar Loan, a period of one, two or three months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Eurodollar Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest

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Period for any Eurodollar Loan may be selected that would end after the Maturity Date; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

“Investment” means: (i) any direct or indirect purchase or other acquisition by a Person of any Equity Interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand), capital contribution or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

“IRS” means the United States Internal Revenue Service.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Lender Register” has the meaning provided in Section 2.04(b).

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.01.

“Loan Documents” means this Agreement, the Notes, the Security Documents and the Administrative Agent Fee Letter.

“Margin Stock” has the meaning provided in Regulation U.

“Market Services” means MF Global Market Services LLC.

“Material Adverse Effect” means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, financial or other condition or prospects of the Company or the Company and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Company or any other Credit Party to perform its obligations under any of the Loan Documents to which it is a party, or any material adverse effect on the ability of the Company and the other Credit Parties, taken as a whole, to perform their obligations under any of the Loan Documents to which they are party; (iii) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Loan Documents to which it is a party; (iv) any material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (v) any material adverse effect on the validity, perfection or priority of any Lien in favor of the Administrative Agent on any of the Collateral.

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“Material Indebtedness” means, as to the Company or any of its Subsidiaries, any particular Indebtedness of the Company or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of [$100,000].

“Material Indebtedness Agreement” means any agreement governing or evidencing any Material Indebtedness.

“Maturity Date” [            ].1

“Maximum Rate” has the meaning provided in Section 11.23.

“Minimum Borrowing Amount” means (i) with respect to any Base Rate Loan $[            ] and (ii) with respect to any Eurodollar Loan, $[            ].

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a Mortgage, Deed of Trust or other instrument in form and substance reasonably satisfactory to the Lenders, executed by a Credit Party with respect to a Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

“Mortgaged Real Property” means each of the parcels of real property owned or leased by a Credit Party on the Closing Date, together with each other parcel of Real Property that shall become subject to a Mortgage after the Closing Date, in each case together with all of such Credit Party’s right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

“Multi-Employer Plan” means a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Company or any Subsidiary of the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an employee benefit plan, other than a Multi-Employer Plan, to which the Company or any Subsidiary of the Company or any ERISA Affiliate, and one or more employers other than the Company or a Subsidiary of the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or a Subsidiary of the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Available Cash” means, for any Borrower as of any date of determination, such Borrower’s Available Cash on such date, calculated without giving effect to the first clause (ii) appearing therein.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Note” means a promissory note substantially in the form of Exhibit A hereto.

“Notice of Borrowing” has the meaning provided in Section 2.02.

[1]	Date 18 months from Plan Effective Date.

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“Notice of Continuation or Conversion” has the meaning provided in Section 2.06.

“Notice Office” means the office of the Administrative Agent at [            ], Attention: [            ] (facsimile: [            ]), or such other office as the Administrative Agent may designate in writing to the Company from time to time.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Borrower to the Administrative Agent pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Without limiting the generality of the foregoing description of Obligations, the Obligations include the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by the Credit Parties under any Loan Document.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Bylaws (Regulations), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Participant Register” has the meaning provided in Section 11.06(b).

“Payment Date” has the meaning provided in Section 2.05.

“Payment Office” means the office of the Administrative Agent at [            ], Attention: [            ] (facsimile: [            ]), or such other office(s), as the Administrative Agent may designate to the Company in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” means a perfection certificate reasonably satisfactory to the Lenders.

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“Permitted Lien” means any Lien permitted by Section 7.03.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Plan” has the meaning provided in Section 4.01

“Plan Administration Expenses” has the meaning provided in the Plan.

“Plan Documentation” has the meaning provided in Section 4.01.

“Plan Effective Date” has the meaning provided in the preliminary statements.

[“Platform” has the meaning provided in Section 9.16(b).]

“primary Indebtedness” has the meaning provided in the definition of “Guaranty Obligations.”

“primary obligor” has the meaning provided in the definition of “Guaranty Obligations.”

“Prohibited Transaction” means a transaction with respect to an ERISA Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Remedial Action” means all actions any Environmental Law requires any Credit Party or Subsidiary to: (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the environment; (ii) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.

“Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to an ERISA Plan, other than those events as to which the notice requirement is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation Section 4043.

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“Required Lenders” means Lenders whose Loans and Unused Commitments constitute more than 50% of the sum of the total Loans and the Unused Total Commitment. The Loans and Unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Restricted Payment” means (i) any Capital Distribution, (ii) any amount paid by the Company or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Indebtedness (other than the Obligations) or (iii) any Distribution on any Claim or Interest classified in Class number 5 through 9 under the Plan (with terms used in this clause (iii) as defined in the Plan).

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Scheduled Facility Availability Termination Date” means [            ].2

“SEC” means the United States Securities and Exchange Commission.

“SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Security Agreement” has the meaning provided in Section 4.01.

“Security Documents” means the Security Agreement, each Mortgage, each landlord’s agreement, each Additional Security Document, any UCC financing statement, any Control Agreement, any Collateral Assignment, any Perfection Certificate and any document pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, to which the Company, any Subsidiary of the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company, any Subsidiary of the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“SPC” has the meaning provided in Section 11.06(f).

“Specified Claims and Expenses” has the meaning provided in the preliminary statements.

“Standard Permitted Lien” means any of the following:

[2]	Date 9 months from Plan Effective Date.

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(i) Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

(ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries and do not secure any Indebtedness;

(iii) Liens created by this Agreement or the other Loan Documents;

(iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(h);

(v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(vi) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; and

(vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor).

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Borrower.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

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“Synthetic Lease Obligations” means, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capitalized Lease Obligations.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitment” means the sum of the Commitments of the Lenders as the same may be decreased pursuant to the terms hereof. As of the Closing Date, the amount of the Total Commitment is $80,000,000.

“Transaction Documents” means, collectively, the Loan Documents and the Plan Documentation, and includes all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Transactions” means the transactions contemplated by the Transaction Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

“Unfunded Benefit Liabilities” of any ERISA Plan means the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“United States” and “U.S.” each means United States of America.

“Unused Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Commitment at such time over (ii) the principal amount of such Lender’s Loans at such time.

“Unused Total Commitment” means, at any time, the excess of (i) the Total Commitment at such time over (ii) the aggregate outstanding principal amount of the Loans at such time.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.02(g)(ii)(B)(iii).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or other similar governing body of such Person.

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“Withholding Agent” means any Credit Party and the Administrative Agent.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

Section 1.03 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

ARTICLE II.

THE TERMS OF THE CREDIT FACILITY

Section 2.01 Facility.

(a) During the Facility Availability Period, each Lender severally, and not jointly, agrees, on the terms and conditions set forth in this Agreement, to make a Loan or Loans to the Borrowers from time to time pursuant to such Lender’s Commitment, which Loans: (i) shall be denominated in Dollars; (ii) may be repaid or prepaid in accordance with the provisions hereof but, once repaid or prepaid, may not be reborrowed; and (iii) shall not be made if, after giving effect to any such Loan, (A) the aggregate principal amount of Loans of any Lender would exceed such Lender’s Commitment, (B) the aggregate principal amount of all Loans would exceed the Total Commitment, (C) any of the Borrowers would be required to prepay Loans pursuant to Section 2.09(b) or (D) the amount of the corresponding Borrowing is greater than the amount of Specified Claims and Expenses and fees hereunder required to be paid as of the date of such Loan. The Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Facility Percentage of each Borrowing, in accordance with Section 2.03 hereof.

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(b) The aggregate principal amount of Loans made to Market Services (including by capitalization of interest) shall not exceed $[2,000,000] over the term of this Agreement.

Section 2.02 Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan shall be made upon notice in the form provided for below which shall be provided by the Company to the Administrative Agent at its Notice Office not later than 11:00 A.M. (local time at its Notice Office) on the proposed date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing shall be made by an Authorized Officer of the Company by delivering written notice of such request in a form satisfactory to the Administrative Agent (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Company of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day during the Facility Availability Period), (iii) the Borrower making such Borrowing, (iv) the Type of Loans such Borrowing will consist of and (v) if applicable, the initial Interest Period. Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Company entitled to give telephonic notices under this Agreement on behalf of the Company. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount.

(d) Maximum Borrowings. More than one Borrowing may be incurred by the Borrowers on any day; provided, however, that (i) if there are two or more Borrowings on a single day that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than ten Borrowings of Eurodollar Loans outstanding hereunder.

Section 2.03 Funding Obligations; Disbursement of Funds.

(a) Several Nature of Funding Obligations. The Commitment of each Lender hereunder and the obligation of each Lender to make Loans are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans and each Lender shall be obligated to make the Loans provided to be made by it regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.09 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(b) Borrowings Pro Rata. All loans shall be made pro rata on the basis of their respective Commitments.

(c) Notice to Lenders. The Administrative Agent shall promptly give each Lender, as applicable, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing or Conversion or Continuation thereof and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing or Notice of Continuation or Conversion relating thereto.

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(d) Funding of Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in Dollars and in immediately available funds and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office (or such other account as the Company shall specify) the aggregate of the amounts so made available in the type of funds received.

(e) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Company, and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by a Borrower, the then applicable rate of interest, calculated in accordance with Section 2.05, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant by Section 3.02).

Section 2.04 Evidence of Obligations.

(a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender, or capitalized, from time to time hereunder.

(b) Loan Accounts of Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record: (i) the amount of each Loan and Borrowing made hereunder and the Type and Borrower thereof and each Interest Period and rate applicable thereto; (ii) the amount of any principal due and payable or to become due and payable from each Borrower to each Lender hereunder; (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof; and (iv) the other details relating to the Loans and other Obligations. In addition, the Administrative Agent shall maintain a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders. The Administrative Agent will make the Lender Register available to any Lender or the Company upon its request.

(c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.04(b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Borrower to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

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(d) Notes. Upon request of any Lender to the Company, the Borrowers will execute and deliver to such Lender a Note with blanks appropriately completed in conformity herewith to evidence the Borrowers’ obligation to pay the principal of, and interest on, the Loans made to it by such Lender; provided, however, that the decision of any Lender to not request a Note shall in no way detract from the Borrowers’ obligation to repay the Loans and other amounts owing by the Borrowers to such Lender.

Section 2.05 Interest; Default Rate.

(a) Interest. The outstanding principal amount of each Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time and (ii) during such periods as such Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time. Each Borrower agrees to pay such interest on Loans made to it as and when due and payable in accordance with the terms hereof.

(b) Default Interest. Notwithstanding the foregoing subsection (a), if an Event of Default has occurred and is continuing, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, all overdue interest in respect of each Loan and all fees or other amounts owed hereunder, shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand, at a rate per annum equal to the Default Rate. In addition, if any amount (other than amounts as to which the foregoing sentence is applicable) payable by the Borrowers under the Loan Documents is not paid when due, such amount shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

(c) Accrual, Payment and Capitalization of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrower (i) monthly in arrears on the last Business Day of each month, and (ii) at maturity (whether by acceleration or otherwise) (each date described in the foregoing clauses (i) and (ii), a “Payment Date”), and, after such maturity or, in the case of any interest payable pursuant to Section 2.05(b), on demand. Interest shall be payable on each payment date pursuant to the foregoing clause (i) only to the extent of Net Available Cash on such date. Interest accrued on any such payment date but not paid because of the foregoing sentence shall be added to principal and shall thereafter bear interest in accordance with the foregoing subsections (a) and (b).

(d) Computations of Interest. All computations of interest on Eurodollar Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

(e) Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the Lenders thereof.

Section 2.06 Conversion and Continuation of Loans.

(a) Conversion and Continuation of Revolving Loans. The Company shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type of Loans that can be made pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans with a new Interest Period;

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provided, however, that any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.

(b) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Company to the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at its Notice Office) at least three Business Days’ prior to the date of such Continuation or Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering written notice of such request in form satisfactory to the Administrative Agent (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Company of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Company entitled to give telephonic notices under this Agreement on behalf of the Company. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

Section 2.07 Fees.

(a) Commitment Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable benefit of each Lender based upon each such Lender’s Facility Percentage, as consideration for the Commitments of the Lenders, commitment fees (the “Commitment Fees”) for the period from the Closing Date to, but not including, the Facility Availability Period Termination Date, computed for each day at a rate per annum equal to (i) the Applicable Commitment Fee Rate times (ii) the Unused Total Commitment in effect on such day. Accrued Commitment Fees shall be due and payable in arrears on each Payment Date and on the Facility Availability Period Termination Date. Notwithstanding the foregoing, Market Services shall not be liable for fees under this subsection (a) over the amount of fees calculated at a rate per annum equal to (x) the Applicable Commitment Fee Rate times (y) the excess of $[2,000,000] over the outstanding principal amount of Loans to Market Services.

(b) Administrative Agent Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent, on the Closing Date and thereafter, for its own account, the fees set forth in the Administrative Agent Fee Letter.

(c) Computations and Determination of Fees. All computations of Commitment Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

(d) Upfront Fees. On the Closing Date, the Borrowers shall pay to the Lenders, ratably in accordance with their Facility Percentages, an upfront fee in the amount of 2.5% of the Total Commitment.

Section 2.08 Termination and Reduction of Commitments.

(a) Mandatory Termination of Commitments. All of the Commitments shall terminate on the Facility Availability Period Termination Date.

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(b) Mandatory Reduction of Commitments. On the date that any prepayment is to be made pursuant to Section 2.09(b), is required to be applied to prepay the outstanding principal amount of Loans, then on such date the Total Commitment shall be permanently reduced on such date in an amount equal to the amount of such required prepayment and any such reduction shall apply to and permanently reduce the Commitment of each Lender.

(c) Voluntary Termination of the Total Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to terminate in whole the Total Commitment, provided that all outstanding Loans are contemporaneously prepaid in accordance with Section 2.09.

(d) Reduction of Total Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to partially and permanently reduce the Total Commitment; provided, however, that (i) any such reduction shall apply to proportionately and permanently reduce the Commitment of each Lender (ii) no such reduction shall be permitted if after giving effect thereto the aggregate outstanding principal amount of the Loans were greater than the Total Commitment and (iii) no such reduction shall be permitted unless, after giving effect thereto, the Borrowers’ available cash and cash equivalents plus the Unused Total Commitment, would be at least equal to the aggregate amount of Specified Claims and Expenses remaining to be paid or satisfied in accordance with the Plan plus the aggregate principal, interest and fees remaining to be paid hereunder, as determined in a manner reasonably satisfactory to the Required Lenders.

Section 2.09 Voluntary, Scheduled and Mandatory Prepayments of Loans.

(a) Voluntary Prepayments. Each Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty, from time to time. The Company shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans and the amount of such prepayment which notice shall be received by the Administrative Agent by 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that each partial prepayment shall be in an aggregate principal amount of at least $[            ].

(b) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment in accordance with the following provisions:

(i) Maturity Date. The entire principal amount of all outstanding Loans and all other outstanding Obligations shall be repaid in full on the Maturity Date.

(ii) Excess Available Cash. On each Payment Date, each Borrower shall prepay its Loans in an amount equal to the Net Available Cash of such Borrower on such date less the amount of interest payable by such Borrower on such Payment Date pursuant to Section 2.05 and fees payable on such Payment Date pursuant to Section 2.07 above.

(c) Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Section 2.09(b)(ii) above shall be applied as a mandatory prepayment of principal of the outstanding Loans.

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(d) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the Company shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that (i) the Company shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans, be Converted into Base Rate Loans. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.

(e) Breakage and Other Compensation. Any prepayment made pursuant to this Section 2.09 shall be accompanied by any amounts payable in respect thereof under Article III hereof.

Section 2.10 Method and Place of Payment.

(a) Generally. All payments made by the Borrowers hereunder under any Note or any other Loan Document shall be made without setoff, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, all payments and prepayments of Loans shall be applied by the Administrative Agent to reduce the principal amount of the Loans made by each Lender, pro rata on the basis of their respective outstanding Loans.

(c) Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and shall be made in Dollars.

(d) Timing of Payments. Any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender its ratable share, if any, of the amount of principal, interest, and fees received by it for the account of such Lender. Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied, first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.11 Defaulting Lenders.

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(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Company the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and

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provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01 Increased Costs, Illegality, etc.

(a) In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the interest rate applicable to any Eurodollar Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Eurodollar Loan; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of any Connection Income Taxes) because of (x) any Change in Law since the Closing Date (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Eurodollar Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in any such market; or

(iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any Change in Law since the Closing Date, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (1) on or promptly following such date or time and (2) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the affected Type of Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by the Company with respect to such Type of Eurodollar Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Company or, in the case of a Notice of Borrowing, shall, at the option of the Company, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such

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Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Company by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 3.01(a)(iii) the applicable Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Company was notified by a Lender pursuant to Section 3.01(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Base Rate Loan; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender shall have determined that after the Closing Date, any Change in Law regarding capital adequacy by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender to the Company (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01, will give prompt written notice thereof to the Company, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 3.01(b) upon the subsequent receipt of such notice.

Section 3.02 Breakage Compensation. Each Borrower shall compensate each Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain in connection with any of the following: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 3.01(a)); (b) if any repayment, prepayment, Conversion or Continuation of any Eurodollar Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; (d) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto

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pursuant to a request by the Company pursuant to Section 3.04(b); or (e) as a consequence of (i) any other default by any Borrower to repay or prepay any Eurodollar Loans when required by the terms of this Agreement or (ii) an election made pursuant to Section 3.04(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

Section 3.03 Net Payments.

(a) Defined Terms. For purposes of this Section 3.03, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise

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payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.03, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

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(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

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(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.04 Change of Lending Office; Replacement of Lenders.

(a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 3.03 requiring the payment of additional amounts to such Lender, such Lender will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

(b) If (i) any Lender requests any compensation, reimbursement or other payment under Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 3.03 with respect to such Lender, (ii) the Borrowers are, or because of a matter in existence as of the date that the Company is seeking to exercise its rights under this Section, will be, required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 3.03, or (iii) or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.06(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that (1) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and (3) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 3.03 with respect to such Lender, or resulting from any required payments to any Lender or Governmental Authority pursuant to Section 3.03, such assignment will result in a reduction in such

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compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(c) Nothing in this Section 3.04 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 3.01 or Section 3.03.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

(i) Credit Agreement. This Agreement shall have been executed by the Borrowers, the Administrative Agent and each of the Lenders.

(ii) Notes. The Borrowers shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each Lender that has requested the same.

(iii) [Reserved].

(iv) Security Agreement. The Credit Parties shall have duly executed and delivered a Pledge and Security Agreement (the “Security Agreement”), in form and substance reasonably satisfactory to the Lenders, and shall have executed and delivered all of the following in connection therewith, each of which shall be in form and substance satisfactory to the Administrative Agent: (A) any Control Agreements required pursuant to the terms of the Security Agreement, duly executed by the appropriate depositary institution, securities intermediary or issuer as the case may be, (B) a Perfection Certificate, and (C) each other Security Document that is required by this Agreement or the Security Agreement.

(v) [Reserved].

(vi) Fees and Fee Letters. The Borrower shall have (A) executed and delivered to the Administrative Agent the Administrative Agent Fee Letter and shall have paid to the Administrative Agent, for its own account, the fees required to be paid by it on the Closing Date and (B) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

(vii) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of each Credit Party approving the Loan Documents to which such Credit Party is or may become a party, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, and governmental approvals, if any, with respect to the execution, delivery and performance by such Credit Party of Transactions (including Hart-Scott Rodino clearance, if applicable) and the Loan Documents to which it is or may become a party and the expiration of all applicable waiting periods, all of which documents to be in form and substance satisfactory to the Lenders.

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(viii) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign the Loan Documents to which such Credit Party is a party and any other documents to which such Credit Party is a party that may be executed and delivered in connection herewith.

(ix) Opinions of Counsel. The Administrative Agent shall have received such opinions of counsel from counsel to the Credit Parties, including opinions of local counsel for the Credit Parties in each jurisdiction in which any Credit Party is registered under the UCC and in each jurisdiction in which the Credit Parties are required to grant a Mortgage, each of which opinions shall be addressed to the Administrative Agent and the Lenders and dated the Closing Date and in form and substance satisfactory to the Lenders.

(x) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance of the Obligations and the delivery of the Notes shall have been paid in full.

(xi) Evidence of Insurance. The Administrative Agent shall have (A) received certificates of insurance and other evidence satisfactory to it of compliance with the insurance requirements of this Agreement and the Security Documents and (B) received endorsements naming the Administrative Agent, for the benefit of the Lenders, as an additional insured on the liability insurance policies of the Credit Parties and as a loss payee on the property insurance policies of the Credit Parties.

(xii) Search Reports. The Administrative Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party, together with copies of such financing statements.

(xiii) Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (B) an original “long-form” good standing certificate or certificate of existence from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party; and (C) original certificates of good standing or foreign qualification from each other jurisdiction in which each Credit Party is authorized or qualified to do business.

(xiv) Closing Certificate. The Administrative Agent shall have received a closing certificate satisfactory to the Lenders (a “Closing Certificate”), dated the Closing Date, of an Authorized Officer, to the effect that, at and as of the Closing Date, both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (i) no Default or Event of Default has occurred or is continuing and (ii) all representations and warranties of each Credit Party set forth in each Loan Document to which any Credit Party is a

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party are true and correct. All documents attached to the Closing Certificate shall be in form and substance satisfactory to the Lenders.

(xv) Outside Date. The Closing Date shall occur on or prior to [            ].

(xvi) [Reserved].

(xvii) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Lenders and the Lenders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent, any Lender or their respective counsel may reasonably request.

(xviii) [Reserved].

(xix) Litigation. There shall not exist any litigation that could reasonably be expected to cause a material adverse change, in the judgment of the Administrative Agent, in or affecting the business, operations, property or condition (financial or otherwise) of the Credit Parties taken as a whole.

(xx) [Reserved].

(xxi) Patriot Act. The Lenders shall have received, at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(xxii) Ownership; Intercompany Debt. The Lenders, in their sole discretion, shall be satisfied with (i) the pro forma capital and ownership structure and the equity holder arrangements of the Credit Parties, and (ii) the amount, terms, conditions and holders of all intercompany indebtedness of the Company and its Affiliates.

(xxiii) Confirmation Order. The Bankruptcy Court shall have entered a final non-appealable order (other than with respect to any appeals consented to by the Lenders (the “Confirmation Order”) confirming a Chapter 11 plan of reorganization (the “Plan”) in respect of any Cases of any Borrowers in accordance with Section 1129 of the Bankruptcy Code, which Plan (including the Disclosure Statement with respect thereto) shall be satisfactory in all respects to the Lenders (together with all exhibits and other attachments thereto, as any of the foregoing shall be amended, modified or supplemented from time to time or any of the terms or conditions thereof waived (with the consent of the Lenders with respect to any amendment, modification, supplement or waiver that is adverse to the Lenders, as reasonably determined by the Lenders, the “Plan Documentation”), or otherwise reasonably satisfactory to the Lenders. The Lenders agree that the Plan as filed on February 20, 2013, and as revised on March 13, 2013 and amended and restated on April 1, 2013, is satisfactory to them.

(xxiv) Plan. The Plan shall have, or contemporaneous with the effectiveness of the Facility and the making of the initial Loans will, become effective as of the Plan Effective Date. The Confirmation Order shall be in form and substance satisfactory to the Lenders, shall have been entered on the docket of the Bankruptcy Court in full force and effect, shall not have been stayed, reversed, vacated or otherwise modified in any manner that is adverse to the rights or interests of the Lenders (unless otherwise reasonably satisfactory to the Lenders).

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(xxv) Plan Documentation. The transactions contemplated by the Plan Documentation shall have been consummated substantially contemporaneously with the effectiveness and initial funding of the Loans on the Closing Date.

(xxvi) Miscellaneous. The Credit Parties shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Section 4.02 Conditions Precedent to All Credit Events. The obligations of the Lenders to make each Loan is subject, at the time thereof, to the satisfaction of the following conditions:

(a) Notice. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.02(b).

(b) No Default; Representations and Warranties. At the time of each Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

(c) Insufficient Cash. In the case of a Borrowing of Loans, the applicable Borrower shall not have cash and Cash Equivalents on hand to pay its Specified Claims and Expenses payable on the date of such Borrowing.

The acceptance of the benefits of (i) the Credit Events on the Closing Date shall constitute a representation and warranty by the Borrowers to the Administrative Agent and each of the Lenders that all of the applicable conditions specified in Section 4.01 have been satisfied as of the times referred to in such Section and (ii) each Credit Event thereafter shall constitute a representation and warranty by the Borrowers to the Administrative Agent and each of the Lenders that all of the applicable conditions specified in Section 4.02 have been satisfied as of the times referred to in such Section.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans provided for herein, each Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

Section 5.01 Corporate Status. Each Credit Party (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect.

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Section 5.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Organizational Documents of such Credit Party.

Section 5.04 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except for the entry of the Confirmation Order and for the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

Section 5.05 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Credit Parties, threatened with respect to any Credit Party or any of their respective Subsidiaries or against any of their respective properties (i) that have had, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by any Credit Party pursuant to any of the Loan Documents.

Section 5.06 Use of Proceeds; Margin Regulations.

(a) The proceeds of all Loans shall be utilized solely for the purposes of paying Specified Claims and Expenses and fees payable hereunder which, in each case, are required to be paid in accordance with the Plan as of the date of the applicable Borrowing.

(b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of any Borrower or of any Borrower and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

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Section 5.07 Financial Statements. All financial statements provided by or on behalf of the Borrowers hereunder have been prepared in a manner consistent with the monthly operating reports furnished to the initial Lenders prior to the Plan Effective Date (except as stated therein), and fairly present the financial position of the Company and its Subsidiaries, or of other Persons covered thereby, as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments.

Section 5.08 [Reserved].

Section 5.09 No Material Adverse Change. Since the Plan Effective Date, there has been no change in the condition, business, affairs or prospects of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

Section 5.10 Tax Returns and Payments. Each Credit Party has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. Each Credit Party has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. No Credit Party knows of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Company and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

Section 5.11 Title to Properties, etc. Each Credit Party has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Credit Parties and their Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 5.07, taken as a whole, were sufficient, in the judgment of the Credit Parties, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Credit Parties and their Subsidiaries. Schedule 5.11 sets forth a complete list of Real Property owned and/or leased or subleased (as lessor or sublessor, lessee or sublessee) by the Credit Parties on the Closing Date.

Section 5.12 Lawful Operations, etc. Each Credit Party and each of its Subsidiaries: (i) holds all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business and own its properties; and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.13 Environmental Matters.

(a) Each Credit Party and each of their Subsidiaries is in compliance with all applicable Environmental Laws, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of each Credit Party

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and each of their Subsidiaries under any Environmental Law have been secured and each Credit Party and each of their Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. No Credit Party nor any of their Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Credit Party or such Subsidiary is a party or that would affect the ability of such Credit Party or such Subsidiary to operate any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of any Credit Party, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Credit Parties or their Subsidiaries or on any property adjacent to any such Real Property, that are known by the Credit Parties or as to which any Credit Party or any such Subsidiary has received written notice, that could reasonably be expected: (i) to form the basis of an Environmental Claim against any Credit Party or any of their Subsidiaries or any Real Property of a Credit Party or any of their Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Credit Parties or any of their Subsidiaries or (ii) released on or about any such Real Property, in each case where such occurrence or event is not in compliance with or could give rise to liability under Environmental Laws and is reasonably likely to have a Material Adverse Effect.

Section 5.14 Compliance with ERISA. Compliance by the Credit Parties with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Credit Parties, their Subsidiaries and each ERISA Affiliate (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each ERISA Plan that is not a Multi-Employer Plan or a Multiple Employer Plan, (ii) has satisfied all contribution obligations in respect of each Multi-Employer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each ERISA Plan, each Multi-Employer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under Title IV of ERISA to the PBGC with respect to any ERISA Plan, any Multi-Employer Plan, any Multiple Employer Plan, or any trust established thereunder. No ERISA Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any ERISA Plan or trust created thereunder or with respect to any Multi-Employer Plan or Multiple Employer Plan, which termination or Reportable Event will or could give rise to a material liability of the Credit Parties or any ERISA Affiliate in respect thereof. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multi-Employer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multi-Employer Plan or Multiple Employer Plan. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing.

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Section 5.15 Intellectual Property, etc. Each Credit Party and each of its Subsidiaries has obtained or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts that, in any such case individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Investment Company Act, etc. No Credit Party nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Federal Power Act, as amended or any applicable Federal or state public utility law.

Section 5.17 Insurance. The Credit Parties and their Subsidiaries maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.03. Schedule 5.17 sets forth a complete list of all insurance maintained by the Credit Parties on the Closing Date.

Section 5.18 Burdensome Contracts; Labor Relations. No Credit Party nor any of its Subsidiaries (a) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (b) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (c) is subject to any strike, slowdown, workout or other concerted interruptions of operations by employees of a Credit Party or any Subsidiary, whether or not relating to any labor contracts, (d) is subject to any pending or, to the knowledge of any Credit Party, threatened, unfair labor practice complaint, before the National Labor Relations Board, (e) is subject to any pending or, to the knowledge of any Credit Party, threatened grievance or arbitration proceeding arising out of or under any collective bargaining agreement, (f) is subject to any pending or, to the knowledge of any Credit Party, threatened significant strike, labor dispute, slowdown or stoppage, or (g) is, to the knowledge of the Credit Parties, involved or subject to any union representation organizing or certification matter with respect to the employees of the Credit Parties or any of their Subsidiaries, except (with respect to any matter specified in any of the above clauses) for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.19 Security Interests. Once executed and delivered, each of the Security Documents creates, as security for the Secured Obligations, a valid and enforceable, and upon making the filings and recordings referenced in the next sentence, perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Administrative Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

Section 5.20 True and Complete Disclosure.

(a) The Plan and the Disclosure Statement, and all other information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party to the Administrative

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Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein (other than financial projections (as to which representations are made only as provided below)), is, and all other such information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that all information consisting of financial projections prepared by any Credit Party or any Subsidiary is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made.

Section 5.21 Defaults. No Default or Event of Default exists as of the Closing Date hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.

Section 5.22 Capitalization. As of the Closing Date, Schedule 5.22 sets forth a true, complete and accurate description of the equity capital structure of each Subsidiary of the Company showing, for each such Person, accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued Equity Interests for each such Person. Except as set forth on Schedule 5.22, as of the Closing Date (a) there are no preemptive rights, outstanding subscriptions, warrants or options to purchase any Equity Interests of any Credit Party, (b) there are no obligations of any Credit Party to redeem or repurchase any of its Equity Interests and (c) there is no agreement, arrangement or plan to which any Credit Party is a party or of which any Credit Party has knowledge that could directly or indirectly affect the capital structure of any Credit Party. The Equity Interests described on Schedule 5.22 (i) are validly issued and fully paid and non-assessable (to the extent such concepts are applicable to the respective Equity Interests) and (ii) are owned of record and beneficially as set forth on Schedule 5.22, free and clear of all Liens (other than Liens created under the Security Documents).

Section 5.23 [Reserved].

Section 5.24 Anti-Terrorism Law Compliance. No Credit Party nor any of its Subsidiaries is subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender from making any advance to any Borrower or from otherwise conducting business with the Credit Parties.

Section 5.25 Location of Bank Accounts. Schedule 5.25 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Credit Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 5.26 Affiliate Transactions. Except as set forth on Schedule 5.26, as of the date of this Agreement, there are no existing or proposed agreements, arrangements or transactions between any Credit Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than the Subsidiaries) of any Credit Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Credit Party or any Person with which any Credit Party has a business relationship or which competes with any Credit Party.

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ARTICLE VI.

AFFIRMATIVE COVENANTS

Each of Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full, as follows:

Section 6.01 Reporting Requirements. The Company will furnish to the Administrative Agent and each Lender:

(a) Reporting Generally. Beginning the first quarter-end following the Closing Date, within thirty (30) days after the end of such period, the Company shall deliver to the Lenders quarterly reports and disclosures of material events that would otherwise be required to be disclosed in a Form 8-K if the reporting Borrower was a public company subject to SEC reporting requirements. Such reports and disclosures shall be made available on a public website to be established by the Company and shall be accessible to all Lenders in accordance with the Plan simultaneously with their becoming accessible to other Holders of Claims and Interests (as such terms are used in the Plan).

(b) Contents of Reports. Each quarterly report shall contain a cash flow statement which shall show Distributions by Class (as such terms are defined in the Plan) during the prior quarter, an unaudited balance sheet, the terms of any settlement of an individual Claim (as defined in the Plan) in an amount greater than $25 million, the terms of any litigation settlement where the Cause of Action (as defined in the Plan) was greater than $25 million or the settlement is for more than $25 million, the terms of any sale of Property of the Estate (as such terms are defined in the Plan) where the face amount of such asset is $25 million or greater, and such other information as would be required to be disclosed in a Form 8-K if the reporting Borrower was a public company subject to SEC reporting requirements.

(c) Limitation. Notwithstanding the foregoing, after two (2) years from the quarter-end after the Closing Date, the Company or the board of directors or manager for a Borrower may in its sole discretion modify or include less information in such reports if the Company or the board of directors or manager for a Borrower determines in its reasonable discretion and specifies in writing in the first quarterly report in which such modification is made, that the prior full reporting is unwarranted.

(d) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, a certificate (a “Compliance Certificate”), in form and substance reasonably satisfactory to the Required Lenders, signed by a Financial Officer to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Credit Parties have taken or proposes to take with respect thereto.

(e) Statements of Available Cash and Net Available Cash. On each Payment Date, the Company shall provide to the Administrative Agent, for further distribution to the Lenders, a statement setting forth each Borrower’s Available Cash and Net Available Cash, and the amounts required to be applied by each Borrower to payment of principal and interest on the Loans and fees and other amounts due hereunder, in each case together with reasonably detailed calculations.

(f) Notices. Promptly, and in any event within three Business Days, after any Credit Party or any Subsidiary obtains knowledge thereof, notice of:

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(i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto;

(ii) the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against any Credit Party or any Subsidiary or the occurrence of any other event, if the same could be reasonably likely to have a Material Adverse Effect;

(iii) any amendment or waiver of the terms of, or notice of default under, the Plan Documentation; or

(iv) any event that could reasonably be expected to have a Material Adverse Effect

(g) ERISA. Promptly, and in any event within 10 days after any Credit Party or any Subsidiary of a Credit Party or any ERISA Affiliate knows of the occurrence of any ERISA Event, the Company will deliver to the Administrative Agent and each of the Lenders a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such Subsidiary of such Credit Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by such Credit Party or such Subsidiary of such Credit Party or the ERISA Affiliate to or filed with the PBGC, a plan participant or the plan administrator with respect thereto.

(h) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of a Credit Party or any Subsidiary of a Credit Party obtaining knowledge thereof, notice of one or more of the following environmental matters to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (i) any pending or threatened Environmental Claim against such Credit Party or any of its Subsidiaries or any Real Property owned or operated by such Credit Party or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by such Credit Party or any of its Subsidiaries that (A) results in noncompliance by such Credit Party or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by such Credit Party or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by such Credit Party or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by such Credit Party or any of its Subsidiaries as required by any Environmental Law or any governmental or other Global agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Credit Party’s or such Subsidiary’s response thereto and the potential exposure in Dollars of the Credit Parties and their Subsidiaries with respect thereto.

(i) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that any Credit Party or any Subsidiary files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms). Any such documents that are filed pursuant to and are accessible through the SEC’s EDGAR system will be deemed to have been provided in accordance with this clause (i) so long as the Administrative Agent and each Lender have received notification of the same.

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(j) [Reserved.]

(k) Reports. Simultaneously with making the same accessible pursuant to the Plan, copies of all reports and other information that any Borrower furnishes to Holders of Claims and Interests (as defined in the Plan) pursuant to the Plan.

(l) Auditors’ Internal Control Comment Letters, etc. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by any Borrower that is submitted to such Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of any Borrower.

(m) Press Releases. Promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by any Credit Party or any Subsidiary to the public concerning material developments relating to such Credit Party or its Subsidiaries.

(n) Information Relating to Collateral. At the time of the delivery of the annual financial statements provided for in subpart (a) above, a certificate of an Authorized Officer of the Company (i) setting forth any changes to the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the most recently delivered or updated Perfection Certificate, (ii) outlining all material insurance coverage maintained as of the date of such report by the Credit Parties and all material insurance coverage planned to be maintained by the Credit Parties in the immediately succeeding fiscal year, and (iii) certifying that no Credit Party has taken any actions (and is not aware of any actions so taken) to terminate any UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(o) Other Notices. Promptly after the transmission or receipt thereof, as applicable, copies of all notices received or sent by any Credit Party to or from the holders of any Material Indebtedness or any trustee with respect thereto.

(p) Proposed Amendments, etc. to Certain Agreements. No later than five (5) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Plan Documentation or any Material Indebtedness Agreement.

(q) Violation of Anti-Terrorism Laws. Promptly (i) if any Credit Party obtains knowledge that any Credit Party or any Person that owns, directly or indirectly, any Equity Interests of any Credit Party, or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein is the subject of any of the Anti-Terrorism Laws, such Credit Party will notify the Administrative Agent and (ii) upon the request of the Administrative Agent or any Lender (through the Administrative Agent), such Credit Party will provide any information the Administrative Agent or such Lender believes is reasonably necessary to be delivered to comply with the USA Patriot Act.

(r) Other Information. Promptly upon the reasonable request therefor (and in any events within 10 days of such request), such other information or documents (financial or otherwise) relating to

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any Credit Party or any Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request from time to time.

Section 6.02 Books, Records and Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party or such Subsidiary, as the case may be, in accordance with GAAP; and (ii) permit officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of such Credit Party and/or its Subsidiaries in whomsoever’s possession (but only to the extent such Credit Party or such Subsidiary, as applicable, has the right to do so to the extent in the possession of another Person), to examine the books of account of such Credit Party or such Subsidiary, as applicable, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of such Credit Party and/or such Subsidiary, as applicable, with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders (through the Administrative Agent) may request.

Section 6.03 Insurance.

(a) Each Credit Party will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks are reasonably satisfactory to the Required Lenders, and (ii) forthwith upon the Administrative Agent’s or any Lender’s written request, furnish to the Administrative Agent or such Lender such information about such insurance as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent or such Lender and certified by an Authorized Officer of the Company.

(b) Each Credit Party will at all times keep its respective property that is subject to the Lien of any Security Document insured in favor of the Administrative Agent, for the benefit of the Secured Creditors and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Credit Parties) (i) shall be endorsed to the Administrative Agent’s satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the Lenders, and (iv) shall in the case of any such certificates or endorsements in favor of the Administrative Agent, be delivered to or deposited with the Administrative Agent.

(c) If any Credit Party shall fail to maintain any insurance in accordance with this Section 6.03, or if any Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Lenders shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers agree to reimburse the Lenders on demand for all costs and expenses of procuring such insurance.

Section 6.04 Payment of Taxes and Claims. Each Credit Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of any Credit Party or any of their respective Subsidiaries; provided, however,

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that no Credit Party nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if (i) it has maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a tax or claim that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim. Without limiting the generality of the foregoing, each Credit Party will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207), with respect to its employees subject thereto, and any comparable provisions of applicable law.

Section 6.05 Corporate Franchises. Each Credit Party will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, qualification, franchises, licenses and permits; provided, however, that nothing in this Section 6.05 shall be deemed to prohibit any transaction permitted by Section 7.02.

Section 6.06 Good Repair. Each Credit Party will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.

Section 6.07 Compliance with Statutes, etc.; Compliance with Plan. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. The Credit Parties will comply with the Plan.

Section 6.08 Control Agreements. The Credit Parties will enter into, and will maintain in effect, Control Agreements with respect to each deposit account (excluding deposit accounts with no more than a $[            ] balance in the aggregate at any given time and any payroll account so long as such payroll account is a zero balance account) securities account, commodities account and lock-box account maintained by the Credit Parties after the Closing Date. Each such Control Agreement shall be in form and substance reasonably satisfactory to the Required Lenders.

ARTICLE VII.

NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full as follows:

Section 7.01 Changes in Business. No Credit Party nor any of its Subsidiaries will engage in any business other than the liquidation of the Borrowers in accordance with the Plan.

Section 7.02 Consolidation, Merger, Acquisitions, Asset Sales, etc. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) sell or otherwise dispose of any of its property

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or assets outside the ordinary course of business, or (iv) otherwise make or otherwise effect any Asset Sale, except that the Borrowers may effect Asset Sales and may wind up, liquidate or dissolve (or cause their respective Subsidiaries to do the same) in accordance with the Plan.

Section 7.03 Liens. No Credit Party will, nor will any Credit Party permit its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Credit Party or such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date that are listed in Schedule 7.03 hereto; or

(c) any Lien granted to the Administrative Agent securing any of the Obligations under the Loan Documents.

Section 7.04 Indebtedness. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Credit Parties or any of their respective Subsidiaries, except for Indebtedness incurred under this Agreement and the other Loan Documents.

Section 7.05 Investments and Guaranty Obligations. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

(a) Investments by the Company or any of its Subsidiaries in cash and Cash Equivalents, and Investments by the Borrowers of Available Cash in accordance with the Plan;

(b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c) the Borrower and its Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; or

(d) Investments of the Company or any of its Subsidiaries in any Subsidiary existing as of the Closing Date.

Section 7.06 Restricted Payments. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except any Subsidiary of the Company may declare and pay or make Capital Distributions to any Credit Party.

Section 7.07 [Reserved].

Section 7.08 Limitation on Certain Restrictive Agreements. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any of their respective Subsidiaries to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Credit Party or any such Subsidiary to make

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Capital Distributions or any other interest or participation in its profits owned by any Credit Party or any Subsidiary, or pay any Indebtedness owed to any Credit Party or any Subsidiary, or to make loans or advances to any Credit Party or any Subsidiary, or transfer any of its property or assets to any Credit Party or any Subsidiary, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest.

Section 7.09 Transactions with Affiliates. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate and approved in accordance with the Plan.

Section 7.10 ERISA Plan Terminations, Minimum Funding, etc. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, and will not permit any ERISA Affiliate to, (i) terminate any ERISA Plan or ERISA Plans without the consent of the Required Lenders (not to be unreasonably withheld or delayed), (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any ERISA Plan or ERISA Plans with respect to which the Credit Parties, their Subsidiaries or ERISA Affiliate without the consent of the Required Lenders (not to be unreasonably withheld or delayed), (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any ERISA Plan, or (iv) incur an obligation to contribute to, or become a contributing sponsor (as such term is defined in Section 4001 of ERISA) in, any Multi-Employer Plan or Multiple Employer Plan.

Section 7.11 [Reserved].

Section 7.12 Modification of Certain Agreements. Without the prior written consent of the Required Lenders, no Credit Party will amend, modify, supplement, waive or otherwise change, or consent or agree to any amendment, modification, supplement, waiver or other change to, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any Credit Party’s Organizational Documents as in effect on the Plan Effective Date.

Section 7.13 Amendments to Plan Documentation. Without the prior written consent of the Required Lenders, no Credit Party will amend, supplement, waive or otherwise modify, or consent or agree to any amendment, supplement, waiver or other modification to, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in any Plan Documentation.

Section 7.14 Bank Accounts. No Credit Party shall establish any new deposit accounts, securities accounts or commodity accounts unless the Administrative Agent and the institution at which the account is to be opened enter into a Control Agreement pursuant to which such institution acknowledges the security interest of the Administrative Agent in such account, agrees to comply with instructions or entitlement orders originated by the Administrative Agent directing disposition of the funds or assets in the account without further consent from the Borrower or such Credit Party, and agrees to subordinate and limit any security interest such institution may have in the account and waive all rights of set-off with respect thereto (other than for customary fees and expenses) on terms satisfactory to the Required Lenders.

Section 7.15 Anti-Terrorism Laws. No Credit Party nor any of their respective Subsidiaries shall be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or

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services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower or any other Credit Party.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

(a) Payments: any Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans; or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, any fees or any other Obligations; or

(b) Representations, etc.: any representation, warranty or statement made by any Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (without duplication as to any materiality modifiers, qualifications, or limitations applicable thereto) on the date as of which made, deemed made, or confirmed; or

(c) Certain Covenants: the Borrowers shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01, 6.05 or 6.08 or Article VII of this Agreement; or

(d) Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01(a) or (b) or (c) above) and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining knowledge of such default or (ii) the Company receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph); or

(e) [Reserved].

(f) Invalidity of Loan Documents: any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(g) Invalidity of Liens: any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect (other than in accordance with the terms hereof and thereof), or shall cease to give the Administrative Agent, for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) or shall be asserted by any Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly

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provided in this Agreement or such Security Document) security interest in or Lien on any Collateral covered thereby;

(h) Judgments: (i) one or more judgments, orders or decrees (or any settlement of any claim that, if breached, could result in a judgment order or decree) shall be entered against any Credit Party and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $[            ] or more in the aggregate for all such judgments, orders, decrees and settlements for the Credit Parties and their Subsidiaries, and any such judgments or orders or decrees or settlements shall not have been vacated, discharged or stayed or bonded pending appeal within 20 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders, decrees or settlements shall be entered against any Credit Party and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $[            ], and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 20 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

(i) Insolvency Event: any Insolvency Event shall occur with respect to any Credit Party after the Plan Effective Date; or

(j) ERISA: any ERISA Event shall have occurred and either (i) such event or events could reasonably be expected to have a Material Adverse Effect or (ii) there shall result from any such event or events the imposition of a Lien; or

(k) Environmental: the Company and its Subsidiaries shall have any Environmental Liabilities and Costs (other than Environmental Liabilities and Costs covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively disclaimed coverage), the payment of which is reasonably probable and which could reasonably be expected to have a Material Adverse Effect (after taking into consideration available claims or rights of recovery that the Company and its Subsidiaries may have against any third party, to the extent reasonably expected to be realized).

Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrowers or any other Credit Party in any manner permitted under applicable law:

(a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, or

(c) exercise any other right or remedy available under any of the Loan Documents or applicable law;

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provided that, if an Event of Default specified in Section 8.01(i) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and (b) above shall occur automatically without the giving of any such notice.

Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

(i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent in its capacity as such;

(ii) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender, ratably among them in proportion to the aggregate of all such amounts;

(iii) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the aggregate of all such amounts;

(iv) fourth, pro rata to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the aggregate of all such amounts;

(v) fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the Lenders, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(vi) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

Section 9.01 Appointment.

(a) Each Lender hereby irrevocably designates and appoints [            ] to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes [            ] as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article IX are solely for the benefit of the

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Administrative Agent and the Lenders, and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their respective Subsidiaries.

(b) Each Lender hereby further irrevocably authorizes the Administrative Agent on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Security Agreement, the Collateral and any other Loan Document. Subject to Section 11.12, without further written consent or authorization from Lenders, the Administrative Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented.

(c) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.03 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, any Lender or any other Person and no Credit Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or

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in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Credit Parties or any of their respective Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Credit Party or any of its officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Credit Parties or any of their respective Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties or any of their respective Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, as to any matter that, pursuant to Section 11.12, can only be effectuated with the consent of all Required Lenders, or all applicable Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including, without limitation, any review of the affairs of the Credit Parties or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Credit Parties and their Subsidiaries that may come into the possession of the Administrative Agent or any of its Related Parties.

Section 9.07 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 9.08 USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

Section 9.09 Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties, ratably according to their pro rata share of the Obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such

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Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s or such Related Parties’ gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent or any such Related Parties for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.

Section 9.10 The Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties, their respective Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 9.11 Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent; provided, however, that if the Administrative Agent shall notify the Company and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.12 [Reserved].

Section 9.13 [Reserved].

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Section 9.14 Agency for Perfection. The Administrative Agent and each Lender hereby appoints the Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Administrative Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions. Without limiting the generality of the foregoing, each Lender hereby appoints the Administrative Agent for the purpose of perfecting the Administrative Agent’s Liens on the Deposit Accounts or on any other deposit accounts or securities accounts of any Credit Party. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.15 Proof of Claim. The Lenders and the Borrower hereby agree that after the occurrence of an Event of Default pursuant to Section 8.01(i), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Further, nothing contained in this Section 9.15 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

Section 9.16 Posting of Approved Electronic Communications.

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(a) Delivery of Communications. Each Credit Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Credit Party that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing or a Notice of Continuation or Conversion, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Credit Party agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(b) Platform. Each Credit Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(c) No Warranties as to Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) Delivery Via Platform. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

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(e) No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.17 Credit Bidding. Each Lender hereby irrevocably authorizes the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 thereof, at any sale thereof conducted under the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign) now or hereafter in effect, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.

ARTICLE X.

RESERVED

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Payment of Expenses etc. Each Credit Party agrees to pay (or reimburse the Administrative Agent, the Lenders or their Affiliates, as the case may be) all of the following: (i) whether or not the transactions contemplated hereby are consummated, for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of any individual counsel to the Administrative Agent and any Lender (including, without limitation, allocated costs of internal counsel); (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes; (v) all the actual costs and expenses of creating and perfecting Liens in favor of the Administrative Agent, for the benefit of Secured Creditors, including filing and recording fees, expenses and amounts owed pursuant to Article III, search fees, title insurance premiums and fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent or the Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (vi) all the actual costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers whether internal or external; and (vii) all the actual costs and expenses (including the fees, expenses and disbursements of counsel (including allocated costs of internal counsel) and of any appraisers, consultants, advisors and agents employed or retained by the Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral.

Section 11.02 Indemnification. Each Credit Party agrees to indemnify the Administrative Agent, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably

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incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document or any other Transaction Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other Governmental Authority having jurisdiction over it that is not in any way related to the entering into and/or performance of any Loan Document, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Credit Parties or any of their respective Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Credit Parties or any of their respective Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against any Credit Party or any of their respective Subsidiaries, in respect of any such Real Property, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of any Indemnitee to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to promptly notify the Company after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 11.04 Equalization.

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(a) Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans or fees (other than fees that are intended to be paid solely to the Administrative Agent and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount. The provisions of this Section 11.04(a) shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(b) Recovery of Amounts. If any amount paid to any Lender pursuant to subpart (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c) Consent of Borrower. The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the applicable Borrower in the amount of such participation.

Section 11.05 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Company, to it at [            ], Attention: [            ], (Facsimile No. [            ];

(ii) if to any other Credit Party, to it [            ], Attention: [            ] (Facsimile No. [            ];

(iii) if to the Administrative Agent, to it at the Notice Office; and

(iv) if to a Lender, to it at its address (or facsimile number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.04 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;

(b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed

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by telephone. Notices delivered through electronic communications to the extent provided in subpart (c) below shall be effective as provided in said subpart (c).

(c) Electronic Communications. Notices and other communications to the Administrative Agent or any Lender hereunder and required to be delivered pursuant to Section 6.01 may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent and the Company may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a).

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of all the Lenders, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.

(b) Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee or any other Person, provided that in the case of any such participation,

(i) the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

(ii) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged,

(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv) such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement, and

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(v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Article III to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided, further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent (A) such participant is an Affiliate or an Approved Fund of the Lender granting the participations or (B) such amendment or waiver would (x) extend the final scheduled maturity of any of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (y) release all or any substantial portion of the Collateral except in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and, provided still further that each participant shall be entitled to the benefits of Section 3.03 with respect to its participation as if it was a Lender, except that a participant shall (i) only deliver the forms described in Section 3.03(g) to the Lender granting it such participation and (ii) not be entitled to receive any greater payment under Section 3.03(g) than the applicable Lender would have been entitled to receive absent the participation, except to the extent such entitlement to a greater payment arose from a Change in Law, after the participant became a participant hereunder.

In the event that any Lender sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name of all participants in such Loan and the principal amount (and stated interest thereon) of the portion of such Loan that is the subject of the participation (the “Participant Register”). A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of a Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Assignments by Lenders.

(i) Any Lender may assign all, or if less than all, a fixed portion, of its Loans and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, further, that

(A) except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $5,000,000;

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(B) in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

(C) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and

(D) unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $[3,500].

(ii) To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(iii) At the time of each assignment pursuant to this subpart (c), to a Person that is not already a Lender hereunder and that is not a U.S. Person for Federal income tax purposes, the respective assignee Lender shall provide to the Company and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.03(g).

(iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent (on behalf of and acting solely for this purpose as a non-fiduciary agent of the Borrowers) with respect to ownership of such Commitment and Loans, including the name and address of the Lenders and the principal amount of the Loans (and stated interest thereon). Prior to such recordation, all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c). The Lender Register shall be available for the inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(v) Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank or to any Person that extends credit to such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or such other Person, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

(vi) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution

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thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Facility Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represents that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Section 11.06(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

(f) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or

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liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Borrowers acknowledge and agree, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.10, 3.01, 3.03, 11.01, 11.02 and 11.03, shall be considered a Lender. The Borrowers shall not be required to pay any amount under Sections 2.10, 3.01, 3.03, 11.01, 11.02 and 11.03 that is greater than the amount that it would have been required to pay had no grant been made by a Granting Lender to a SPC.

Section 11.07 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Section 11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH CREDIT PARTY HEREBY IRREVOCABLY (i) CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND ANY OTHER UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE CREDIT PARTIES IN CONNECTION HEREWITH OR THEREWITH AND (ii) IF THE BANKRUPTCY COURT WILL ACCEPT JURISDICTION, CONSENTS TO ANY SUCH LITIGATION OR OTHER PROCEEDING IN THE BANKRUPTCY COURT, RATHER THAN ANY OTHER COURT MENTIONED IN THIS SUBSECTION; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED, FURTHER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(c) EACH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE

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WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.05. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (b) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY CREDIT PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH CREDIT PARTY HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(d) THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR SUCH CREDIT PARTY IN CONNECTION THEREWITH. EACH CREDIT PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 11.10 Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. To the extent that there is any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document the terms and provisions of this Agreement will prevail.

Section 11.11 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.12 Amendment or Waiver; Acceleration by Required Lenders.

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(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Company, the Administrative Agent, and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that

(i) no change, waiver or other modification shall:

(A) increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender;

(B) extend or postpone the Facility Availability Period Termination Date or the Maturity Date without the consent of each Lender or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend, defer or delay the time of payment of, or excuse the payment of, principal or interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) any amendment or modification of defined terms used in financial covenants), without the written consent of such Lender; or

(D) reduce the rate or extend the time of payment of, or excuse the payment of, any fees to which any Lender is entitled hereunder, without the written consent of such Lender; and

(ii) no change, waiver or other modification or termination shall, without the written consent of each Lender affected thereby,

(A) release any Borrower from any of its obligations hereunder;

(B) release all or any substantial portion of the Collateral, except in connection with a transaction permitted under this Agreement;

(C) amend, modify or waive any provision of this Section 11.12, Section 8.03, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(D) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders;

(E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; or

(F) amend, modify or waive any provision of Section 2.03(b), Section 2.10(b) or Section 2.10(e).

Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.

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(b) No provision of Article IX may be amended without the consent of the Administrative Agent.

(c) To the extent the Required Lenders (or all of the Lenders, as applicable, as shall be required by this Section) waive the provisions of Section 7.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.02, (i) such Collateral (but not any proceeds thereof) shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary whose stock is pledged pursuant to the Security Agreement, such capital stock (but not any proceeds thereof) shall be released from the Security Agreement; and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to effectuate the foregoing.

(d) In no event shall the Required Lenders, without the prior written consent of each Lender, direct the Administrative Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Credit Party with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, uniform commercial code sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section 11.12(d) or elsewhere herein, each Lender shall be authorized to take such action to preserve or enforce its rights against any Credit Party where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Credit Party, including the filing of proofs of claim in any insolvency proceeding.

(e) Notwithstanding anything to the contrary contained in this Section 11.11, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries of the Company in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Company without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Closing Date, the Administrative Agent and the Company shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(f) If, in connection with any proposed amendment, modification, termination, waiver or consent with respect to any provisions hereof as contemplated by this Section 11.11 that requires the consent of a greater percentage of the Lenders than the Required Lenders, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained (each a “Non-Consenting Lender”), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.04(c)), all its interests, rights

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and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 3.02 and any amounts accrued and owing to such Lender under Section 3.01 or Section 3.03), and (C) such Eligible Assignee shall consent at the time of such assignment to each matter in respect of which such Non-Consenting Lender did not consent. Each Lender agrees that, if it becomes a Non-Consenting Lender and is being replaced in accordance with this Section 11.12(e), it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such assignment and shall deliver to the Administrative Agent any Notes previously delivered to such Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 11.13 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III, Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

Section 11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrower shall not be responsible for costs arising under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.04) to the extent not otherwise applicable to such Lender prior to such transfer.

Section 11.15 Confidentiality.

(a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to the extent requested by any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to any other creditor of any Credit Party that is a direct or intended beneficiary of any of the Loan Documents, (6) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (7) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in any of its rights or obligations under this Agreement, or in connection with transactions permitted pursuant to Section 11.06(c)(v) or Section 11.06(f), (8) with the consent of the Company, or (9) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 11.15, or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section 11.15.

(b) As used in this Section, “Confidential Information” shall mean all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the

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Borrowers; provided, however, that, in the case of information received from the Borrowers after the Closing Date, such information is clearly identified at the time of delivery as confidential.

(c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent or any Lender to comply with the provisions of this Section shall not relieve the Borrowers, or any other Credit Party, of any obligations under this Agreement or any of the other Loan Documents.

Section 11.16 [Reserved].

Section 11.17 General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent or any other Person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrowers, each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 11.18 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.19 Lenders and Agent Not Fiduciary to Borrowers, etc. The relationship among the Company and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 11.20 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall

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constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

Section 11.21 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.22 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 11.23 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 11.24 USA Patriot Act. Each Lender subject to the USA Patriot Act hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA Patriot Act.

Section 11.25 Advertising and Publicity. No Credit Party shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Lenders pursuant to this Agreement and the other Loan Documents without the prior written consent of the Administrative Agent. Nothing in the foregoing shall be construed to prohibit any Credit Party from making any submission or filing which it is required to make by applicable law or pursuant to judicial process; provided, that, (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Borrower shall promptly notify the Administrative Agent of the requirement to make such submission or filing and provide the Administrative Agent with a copy thereof.

Section 11.26 Release of Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrowers having the effect of releasing any Collateral (i) to the extent necessary to permit consummation of any transaction permitted by any Loan Document or that has been consented to in accordance with the terms

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hereof or (ii) under the circumstances described in the next succeeding sentence. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged (other than obligations in respect of contingent indemnity obligations) and the obligations of the Administrative Agent and the Lenders to provide additional credit under the Loan Documents have been terminated irrevocably, and the Credit Parties have delivered to the Administrative Agent a written release of all claims against the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent, the Administrative Agent will, at the Borrowers’ sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of intellectual property, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or advisable to release, as of record, the Administrative Agent’s Liens and all notices of security interests and liens previously filed by the Administrative Agent with respect to the Obligations.

Section 11.27 Payments Set Aside. To the extent that any Secured Creditor receives a payment from or on behalf of any Borrower or any other Credit Party, from the proceeds of any Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS: MF GLOBAL HOLDINGS, LTD

By:
Name:
Title:

MF GLOBAL FINANCE USA INC.

By:
Name:
Title:

MF GLOBAL MARKET SERVICES LLC

By:
Name:
Title:

MF GLOBAL HOLDINGS USA INC

By:
Name:
Title:

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[ ], as the Administrative Agent

By:
Name:
Title:

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[LENDER], as a Lender

By:
Name:
Title:

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Schedule 1

Lenders and Commitments

Lender	Commitment	Facility Percentage as of the Closing Date

Total:

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EXHIBIT I.A.117

Plan Trust Agreement

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MF GLOBAL PLAN TRUST AGREEMENT

This MF Global Plan Trust Agreement (this “Trust Agreement”), dated and effective as of April [• ], 2013 (the “Effective Date”), by and among MF Global Holdings Ltd. (“Holdings Ltd.”) and the following parties (each, together with any successor thereto, a “Trustee” and collectively, the “Trustees”), [(1) Joe Kronsberg, not in his individual or personal capacity, but solely in his capacity as the designee of Creditor Co-Proponent Cyrus Capital Partners or Nader Tavakoli], (2) [Austin Saypol, not in his individual or personal capacity, but solely in his capacity as the designee of Creditor Co-Proponent Silver Point Capital Fund, L.P. or Daniel Ehrmann], and (3) [Andrew Shannahan, not in his individual or personal capacity, but solely in his capacity as the designee of Creditor Co-Proponent Knighthead Master Fund, LP or Rich Katz], executed in connection with the Amended and Restated Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code for MF Global Holdings Ltd., MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, And MF Global Holdings USA Inc. filed on April 1, 2013 (as the same has been or may be amended, the “Plan”), as confirmed by the United States Bankruptcy Court for the Southern District of New York (the “Court”) pursuant to the confirmation order dated April [• ], 2013 (the “Confirmation Order”), provides for the establishment of a liquidating trust evidenced hereby (the “Plan Trust”) in accordance with the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

W I T N E S S E T H

WHEREAS, the Plan Trust is created pursuant to, and to effectuate, the Plan;

WHEREAS, the Plan Trust is created on behalf of, and for the sole benefit of, the holders of record (including any permitted successor record holder thereof, the “Beneficiaries”) of the common and preferred stock of Holdings Ltd. outstanding on the Effective Date (the “Holdings Ltd. Stock”);

WHEREAS, the Plan provides that on the Effective Date all Holdings Ltd. Stock is to be cancelled and the Plan Trust Stock shall be issued (which shall replace the cancelled Holdings Ltd. Stock) to the Plan Trust, to be held for the benefit of the Beneficiaries consistent with their former relative priority and economic entitlements as holders of Holdings Ltd. Stock and Sections III.B.11.b and c, and III.B.12.b and c of the Plan; and

WHEREAS, the Plan Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, Holdings Ltd. and the Trustees agree as follows:

ARTICLE I

ESTABLISHMENT OF THE PLAN TRUST

1.1 Creation and Name. There is hereby created a trust, which shall be known as the “MF Global Plan Trust.”

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1.2 Purpose of the Plan Trust. The Plan Trust is established for the sole purposes of (i) holding the Plan Trust Stock in accordance with the Plan and with no objective or authority to continue or engage in the conduct of a trade or business, (ii) aiding in the implementation of the Plan and (iii) receiving and distributing any proceeds with respect to the Plan Trust Stock pursuant to the Plan (the “Stock Distributions”), in each of cases (i) through (iii), for the benefit of the Beneficiaries consistent with the relative priority and economic entitlements of their former holdings of Holdings Ltd. Stock immediately prior to the Petition Date. Accordingly, the Trustees shall, and hereby represent that they shall, in an expeditious but orderly manner, make timely distributions of any Stock Distributions and not unduly prolong the duration of the Plan Trust. Nothing in this Section 1.2 shall be deemed to permit the Trustees to sell, liquidate, distribute or otherwise transfer or encumber the Plan Trust Stock.

1.3 Further Assurances of Holdings Ltd. Holdings Ltd. (and any successor entity thereto) will, upon reasonable request of the Trustees, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trustees any portion of the Plan Trust’s assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Trustees the powers, instruments or funds in trust hereunder. Holdings Ltd., for itself and any predecessor or successor entity, hereby disclaims and waives any and all right to any reversionary interest in any of the Plan Trust’s assets.

1.4 Transfer of Property to Trustees. Pursuant to the Plan, Holdings Ltd. and the Trustees hereby establish, on behalf of the Beneficiaries consistent with their former relative priority and economic entitlements as holders of Holdings Ltd. Stock, the Plan Trust, and on the Effective Date, Holdings Ltd. shall issue and deliver to the Plan Trust the Plan Trust Stock free and clear of any Lien, Claim, or Interest in such property of any other Person1 except as provided in the Plan. The Trustees shall have no duty to confirm the legality or the sufficiency of any of the issuances, transfers and assignments contemplated hereunder and shall incur no liability in connection therewith. The Trustees agree to accept and hold the Plan Trust Stock and the Stock Distributions in trust for the Beneficiaries consistent with their former relative priority and economic entitlements as holders of Holdings Ltd. Stock, subject to the terms of this Trust Agreement.

1.5 Relationship to the Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and therefore this Trust Agreement incorporates the provisions of the Plan and the Confirmation Order (which may amend or supplement the Plan). To that end, the Trustees shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, the Confirmation Order and this Trust Agreement. To the extent that there is conflict between the provisions of this Trust Agreement, the provisions of the Plan, or the Confirmation Order, each document shall have controlling effect in the following rank order: (1) the Confirmation Order; (2) this Trust Agreement; and (3) the Plan.

[1]

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Unit or other entity.

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1.6 Title to Plan Trust Stock and the Stock Distributions.

(a) The issuance or transfer, respectively, of the Plan Trust Stock and the Stock Distributions to the Plan Trust are or shall be made by Holdings Ltd. for the benefit and on behalf of the Beneficiaries consistent with their former relative priority and economic entitlements as holders of Holdings Ltd. Stock. The Plan Trust may not exercise any voting rights appurtenant to the Plan Trust Stock in conflict with Article V of the Plan.

(b) For all purposes, including, without limitation, U.S. federal income taxes, all parties (including, without limitation, Holdings Ltd., the Trustees, and the Beneficiaries) shall be deemed to treat the transfer by Holdings Ltd. of assets to the Plan Trust as (i) a transfer of such assets directly to the Beneficiaries followed by (ii) the transfer by such Beneficiaries to the Plan Trust of such assets in exchange for beneficial interests in the Plan Trust. Accordingly, the Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective shares of the Plan Trust Stock and the Stock Distributions.

1.7 Rights of Beneficiaries. The Beneficiaries shall be the beneficial owners of the assets of the Plan Trust created by this Trust Agreement and the Trustees shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein. In the event that all Allowed Claims in Holdings Ltd. Classes 1 through 7 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, the Plan Trust may receive Stock Distributions, which will then be distributable among the Beneficiaries consistent with each Beneficiary’s rights of payment as holders of Holdings Ltd. Stock existing immediately prior to the Distribution Record Date, subject to all of the terms and provisions of this Trust Agreement, the Plan and the Confirmation Order (the Beneficiaries’ interests in such Stock Distributions and the Plan Trust Stock, the “Trust Interests”).

1.8 Ownership and Control of Assets of the Plan Trust. Except as is hereinafter expressly provided, no Beneficiaries shall have any title or right to, or possession, management or control of, the assets of the Plan Trust, or any right to call for a partition, division or accounting of the assets of the Plan Trust, and no widower, widow, heir or devisee of any individual who may be a Beneficiary, or bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any of the assets of the Plan Trust, but the whole title to all of the assets of the Plan Trust shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Trust Agreement.

1.9 Costs and Expenses of the Plan Trust. Holdings Ltd. shall be responsible for and pay any and all actual, necessary and reasonable costs and expenses of the Plan Trust, including any claims of or reimbursements to the Trustees, and actual, necessary and reasonable fees and expenses of the Trustees and retained professionals, in each case, in accordance with the terms of this Trust Agreement and the Plan.

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ARTICLE II

TRUST INTERESTS

2.1 Identification of Beneficiaries. The record holders of the Trust Interests, or Beneficiaries, shall be recorded and set forth in a register maintained by, or at the direction of, the Trustees expressly for such purpose. The initial list of record holders of Trust Interests shall be delivered to, or at the direction of, the Trustees by Holdings Ltd. and shall be based on the list of holders of Holdings Ltd. Stock as maintained by or on behalf of Holdings Ltd. as of the Distribution Record Date. Except as otherwise required by law, all references in this Trust Agreement to holders shall be read to mean holders of record as set forth in the official register maintained by, or at the direction of, the Trustees and shall not mean any beneficial owner not recorded on such official registry. Unless expressly provided herein, the Trustees may establish a record date which they deem practicable for determining the holders for a particular purpose.

2.2 Non-Transferability of Trust Interests. The Trust Interests shall not be certificated and shall not be transferable, assignable, pledged or hypothecated, in whole or in part, except with respect to a transfer by will or under the laws of descent and distribution or in the event the Holdings Ltd. board of directors in its discretion authorizes the transfer of such rights. Any such permitted transfer, however, will not be effective until and unless the Trustees, or their designee, receive written notice of such transfer.

ARTICLE III

AUTHORITY, LIMITATION, DISTRIBUTIONS AND DUTIES

3.1 Authority of Trustees. The Trustees are authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Plan Trust in accordance with the Confirmation Order, this Trust Agreement and the Plan. Without limiting, but subject to, the foregoing and Section 3.2 hereof, the Trustees shall be expressly authorized, but shall not be required, to:

(a) hold legal title to any and all rights of the holders of the Trust Interests in or arising from the Plan Trust Stock and the Stock Distributions, including, but not limited to, collecting any and all money and other property belonging to the Plan Trust;

(b) protect and enforce the rights to the Plan Trust Stock and the Stock Distributions by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium, or similar law and general principles of equity;

(c) determine and satisfy any and all liabilities created, incurred or assumed by the Plan Trust;

(d) file, if necessary, any and all tax and information returns with respect to the Plan Trust and pay taxes properly payable by the Plan Trust, if any;

(e) assert or waive any privilege or defense on behalf of the Plan Trust or Holdings Ltd.;

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(f) pay all expenses and make all other payments relating to the Plan Trust and its assets;

(g) obtain and pay for insurance coverage with respect to the liabilities and obligations of the Trustees under this Trust Agreement (in the form of an errors and omissions policy or otherwise);

(h) retain and pay such independent law firms as counsel to the Plan Trust as the Trustees in their sole discretion may select to perform such other functions as may be appropriate in the Trustees’ sole discretion. The Trustees may commit the Plan Trust to, and shall, pay such independent law firms reasonable compensation for actual and necessary services rendered and actual and necessary expenses incurred. The Trustees may retain counsel on a nunc pro tunc basis, to a date prior to the Effective Date;

(i) retain and pay an independent public accounting firm to perform such reviews and/or audits of the financial books and records of the Plan Trust as may be appropriate in the Trustees’ sole discretion and to prepare and file any tax returns or informational returns for the Plan Trust as may be required. The Trustees may retain an independent accounting firm on a nunc pro tunc basis, to a date prior to the Effective Date. The Trustees may commit the Plan Trust to, and shall, pay such independent public accounting firm reasonable compensation for actual and necessary services rendered and actual and necessary expenses incurred; and retain and pay such other third parties not contemplated above in this Section 3.1 as the Trustees, in their sole discretion, may deem necessary or appropriate to assist the Trustees in carrying out their powers and duties under this Trust Agreement. The Trustees may commit the Plan Trust to, and shall, pay all such Persons reasonable compensation for actual and necessary services rendered and actual and necessary expenses incurred, as well as commit the Plan Trust to indemnify any such parties in connection with the performance of services, on a nunc pro tunc basis, to a date prior to the Effective Date.

3.2 Majority Approval; Limitation of Trustees’ Authority. Unless otherwise provided herein, any act of the Plan Trust shall require the approval of, and shall be approved by, the affirmative vote of a majority of the Trustees. Notwithstanding anything herein to the contrary, the Trustees shall not, and shall not be authorized to, engage in any trade or business on behalf of the Plan Trust, and shall take such actions consistent with the orderly liquidation of the assets of the Plan Trust as are required by applicable law, and such other actions permitted under this Trust Agreement. Notwithstanding any other authority granted by Section 3.1 hereof, the Trustees are not authorized to engage in any investments or activities on behalf of the Plan Trust inconsistent with the treatment of the Plan Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

3.3 Books and Records. The Trustees shall maintain, in respect of the Plan Trust and the Beneficiaries, books and records relating to the assets of the Plan Trust and income of the Plan Trust and the payment of expenses of, and liabilities of claims against or assumed by, the Plan Trust, in such detail and for such period of time as may be necessary to enable a full and proper accounting to be made in respect thereof. Such books and records shall be maintained as reasonably necessary to facilitate compliance with the tax reporting requirements of the Plan

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Trust. Nothing in this Trust Agreement shall be deemed to require the Trustees to file any accounting or seek approval of any court with respect to the administration of the Plan Trust, or as a condition for managing any payment or distribution out of the assets of the Plan Trust. The Beneficiaries shall have the right upon thirty (30) days’ prior written notice delivered to the Trustees, to inspect such books and records (including financial statements), subject to the Trustees’ right to deny access in a reasonable effort to preserve privileged or confidential information or protect litigation or other strategies and provided that, if so requested, such Beneficiary shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees. Any books and records determined by the Trustees, in their sole discretion, not to be reasonably necessary for administering the Plan Trust or for the Trustees’ compliance with the provisions of this Trust Agreement, may, to the extent not prohibited by applicable law, at any time following the Effective Date, be destroyed.

3.4 (a) Additional Powers. Except as otherwise set forth in this Trust Agreement or in the Plan, and subject to the Treasury Regulations governing liquidating trusts and the retained jurisdiction of the Court as provided for in the Plan, but without prior or further authorization, the Trustees may control and exercise authority over the assets of the Plan Trust and over the protection, conservation and disposition thereof. No Person dealing with the Plan Trust shall be obligated to inquire into the authority of the Trustees in connection with the protection, conservation or disposition of the assets of the Plan Trust.

(b) Execution of Documents. Subject to any contrary direction that the Plan Trust has provided, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents of the Plan Trust shall require the execution and delivery thereof, for and on behalf of the Plan Trust, by any two Trustees, except as otherwise provided by law. The Trustees may delegate any such execution and delivery rights to a third party by unanimous written consent.

3.5 (a) Periodic Distribution; Withholding. The Trustees shall distribute to the Beneficiaries Stock Distributions as soon as practicable following receipt thereof and at least annually; provided, however, that prior to making any distribution to the Beneficiaries, the Plan Trust may retain such amounts, in each case to the extent not paid for by Holdings Ltd., (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Plan Trust during liquidation, (ii) to pay actual, necessary and reasonable administrative expenses (including the actual, necessary and reasonable fees, costs and expenses of the Trustees and all professionals they retain and any taxes imposed on the Plan Trust or in respect of the assets of the Plan Trust), and (iii) to satisfy other liabilities incurred or assumed by the Plan Trust (or to which the assets of the Plan Trust are otherwise subject) in accordance with the Plan or this Trust Agreement. All such distributions shall be made consistent with the Beneficiaries’ rights as holders of Holdings Ltd. Stock existing prior to the Petition Date, subject to the terms of the Plan and this Trust Agreement. The Trustees may withhold from amounts distributable to any Person any and all amounts, determined in the Trustees’ reasonable sole discretion, as required by any law, regulation, rule, ruling, directive or other governmental requirement. Notwithstanding the foregoing, in no event shall any Beneficiary receive a distribution of Plan Trust Stock.

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(b) Manner of Payment or Distribution. All Stock Distributions made by the Trustees to Beneficiaries shall be payable to the holders of Trust Interests of record as of the 20th day prior to the date scheduled for the distribution, unless such day is not a Business Day, in which case such day shall be the following Business Day (the “Record Date”). If the distribution shall be in Cash, the Trustees shall distribute such Cash by wire, check, or such other method as the Trustees deem appropriate under the circumstances.

(c) Delivery of Trust Distributions. All distributions under this Trust Agreement to any Beneficiary shall be made at (a) at the addresses set forth on the respective Proofs of Interest filed by the Beneficiary, if any; (b) the address of such Beneficiary as set forth in the register, or (c) at such other address as such Beneficiary shall have specified for payment purposes in a written notice to the Trustees at least fifteen (15) days prior to such distribution date.

(d) Undeliverable Trust Distributions. In the event that any distribution to any Beneficiary is returned as undeliverable, no Distribution to such Beneficiary shall be made unless and until the Trustees have determined the then current address of such Beneficiary, at which time such Distribution shall be made to such Beneficiary without interest; provided, however, that such Distribution shall be deemed unclaimed property under § 347(b) of the Bankruptcy Code at the expiration of six (6) months from the date of such Distribution. After such date, all unclaimed property shall become Available Cash for Distribution to all other Beneficiaries, and the Claim of any Beneficiary to such unclaimed property shall be released and forever barred from assertion against such Debtor and its Estate. The Trustees shall reallocate all undeliverable and unclaimed distributions for the benefit of all other Beneficiaries.

3.6 Duties of the Trustees.

(a) Reporting Duties.

(i) Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Trustees of a private letter ruling if the Trustees so request one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Trustees), the Trustees shall file or cause to be filed returns for the Plan Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a). Within seventy-five (75) days following the end of each calendar year or as soon as practicable thereafter, the Trustees shall also send or cause to be sent to each Beneficiary a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit, if any, and will instruct all such holders to report such items on their federal income tax returns.

(ii) Taxable income of the Plan Trust shall be allocated by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Plan Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Trust Interests, taking into account all prior and concurrent distributions from the Plan Trust. Similarly, taxable loss of the Plan Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately

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after a liquidating distribution of the remaining assets of the Plan Trust. The tax book value of the assets of the Plan Trust for this purpose shall equal their fair market value on the date the Plan Trust was created or, if later, the date such assets were acquired by the Plan Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the Treasury Regulations and other applicable administrative and judicial authorities and pronouncements.

(iii) The Trustees may request an expedited determination of taxes of the Plan Trust under § 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Plan Trust for all taxable periods through the dissolution of the Plan Trust.

(iv) The Trustees shall file (or cause to be filed) any other statements, returns or disclosures relating to the Plan Trust that are required by any governmental authority.

(b) Holdings Ltd. Board of Directors. At such time as a vacancy on the board of directors of Holdings Ltd. is to be filled upon the expiration of a director’s term of office, or his or her resignation, death or removal for cause, the Plan Trust shall fill such vacancy voting the Plan Trust Stock in accordance with the provisions of ARTICLE VI. At all other times, the Plan Trust may act and vote the Plan Trust Stock, by majority approval of the Trustees, to remove directors of Holdings Ltd. only with cause.

(c) No Other Duties. Other than the duties and obligations of the Trustees specifically set forth in this Trust Agreement, the Plan or the Confirmation Order, the Trustees shall have no duties or obligations of any kind or nature with respect to their position as Trustees.

3.7 Compliance with Laws. Any and all distributions of Stock Distributions shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

ARTICLE IV

THE TRUSTEES

4.1 Generally. The Trustees’ powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Trust Agreement, the Plan and the Confirmation Order and not otherwise, except that the Trustees may deal with the assets of the Plan Trust for their own account as permitted by Section 4.5 hereof.

4.2 Liability of Trustees, Indemnification. None of the Trustees, their designees or professionals engaged by or on behalf of the Trustees, or any duly designated agent or representative of the Trustees shall be liable for the act or omission of any other agent or representative of the Trustees, nor shall any Trustee be liable for any act taken, suffered or omitted in his capacity as Trustee, unless it is ultimately determined by Final Order that such Trustee’s acts or omissions constituted gross negligence, willful misconduct or criminal conduct. In no event shall a Trustee be liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any Person (including, without limitation, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage. The Trustees may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted, or suffered to be done in accordance with advice or

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opinions rendered by such Persons. Notwithstanding such authority, the Trustees shall not be under any obligation to consult with attorneys, accountants, financial advisors or agents, and a determination not to do so shall not result in the imposition of liability on the Trustees or, as applicable, their designees, unless it is ultimately determined by Final Order that the Trustees’ determination constituted gross negligence, willful misconduct or criminal conduct. The Plan Trust shall indemnify and hold harmless the Trustees, their designees and professionals engaged by or on behalf of the Trustees, and all duly designated agents and representatives thereof (in their capacity as such), from and against, and in respect of, all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees and costs arising out of or due to their acts or omissions, or consequences of such acts or omissions with respect to the Plan Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons for such acts or omissions to the extent that it is ultimately determined by Final Order that such Persons’ acts or omissions constituted gross negligence, willful misconduct or criminal conduct.

If a Trustee becomes involved in any action, proceeding or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Plan Trust or the Debtors, the Plan Trust shall periodically advance or otherwise reimburse on demand the actual, necessary and reasonable legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorney fees, disbursements, and related expenses) of the Trustee incurred in connection therewith, but the Trustee shall be required to repay promptly to the Plan Trust the amount of any such advanced or reimbursed expenses paid to the Trustee to the extent that it shall be ultimately determined by Final Order that any such action, proceeding or investigation with respect to which such expenses were paid, resulted from the Trustee engaging in an action or omission that constituted gross negligence, willful misconduct or criminal conduct.

4.3 Reliance by Trustees. Except as otherwise provided in Section 4.2 hereof:

(a) each Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties, without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt;

(b) each Trustee may rely as to the truth of statements and correctness of facts and opinions expressed in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties, and shall be fully protected personally in acting thereon; provided such Trustee’s acts or omissions did not constitute gross negligence, willful misconduct or criminal conduct;

(c) each Trustee may seek any order from the Court or any court of competent jurisdiction, upon notice and an opportunity for a hearing, in furtherance of implementation of the Plan, the Confirmation Order and this Trust Agreement in which event such Trustee shall have no liability for any action or inaction approved by the Court or any other court of competent jurisdiction for complying with such order; and

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(d) no Trustee shall have any personal obligation to satisfy any liability of the Plan Trust.

4.4 Investment and Safekeeping of Assets of the Plan Trust. The right and power of the Trustees to invest assets of the Plan Trust, the proceeds thereof, or any income earned by the Plan Trust, shall be limited to the right and power that a liquidating trust, within the meaning of Treasury Regulations Section 301.7701-4(d), is permitted to hold, pursuant to the Treasury Regulations and the guidelines set forth in Rev. Proc. 94-45, 1994-2 C.B. 684, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. The Trustees shall have no liability or responsibility on account of the Trustees’ investment or non-investment losses with respect to any such investment of the Plan Trust’s assets, including, without limitation, any market loss on any investment liquidated (whether at or prior to maturity) in order to make a payment required under this Trust Agreement, provided the Trustee’s decisions are otherwise made in accordance with the terms of this Trust Agreement.

4.5 Expense Reimbursement and Compensation. The assets of the Plan Trust shall be subject to the claims of the Trustees, and the actual, necessary and reasonable costs and expenses of the Plan Trust, including the actual, necessary and reasonable fees and expenses of the Trustees and their retained professionals, to the extent not paid for by Holdings Ltd., shall be paid out of the Stock Distributions. To the extent not paid by Holdings Ltd., each Trustee shall be entitled to reimbursement out of any available Cash in the Plan Trust, for actual, out-of-pocket, necessary and reasonable expenses and for any and all loss, liability, claim, cost, expense or damage which such Trustee may sustain that did not constitute gross negligence, willful misconduct or criminal conduct in the exercise and performance by such Trustee of any of the powers and duties of the Trustees under this Trust Agreement. As compensation for the performance of their duties, the Trustees will be entitled to reasonable compensation in such amounts as the Plan Trust may fix from time to time, consistent with that of similar functionaries in similar types of bankruptcy proceedings. The Trustees may be compensated on a nunc pro tunc basis, to a date prior to the Effective Date. Such costs and expenses shall be considered administrative costs of Holdings Ltd.’s estate.

4.6 Prior Lien of Trustees. The Trustees shall have a prior lien upon the Plan Trust’s assets to secure payment of any amounts payable to them or employees or agents of the Plan Trust as compensation for services to the Plan Trust or for indemnification expenses pursuant to Section 4.2 hereof.

4.7 No Bond. The Trustees shall serve without bond.

4.8 Confidentiality. Each Trustee shall, during the period that he serves as Trustee under this Trust Agreement and for a period of twelve (12) months following the termination of this Trust Agreement, or following his removal or resignation hereunder, hold strictly confidential and not use for personal gain any and all confidential information and any and all non-public material information of the Plan Trust, the Debtors and any Affiliate thereof or of which such Trustee has become aware in his capacity as Trustee, except as otherwise required by law. The Trustees shall exercise their business judgment in determining what information should be maintained confidential. Nothing in this Agreement shall prohibit a Trustee from issuing a

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press release or other form of public communication and disclosing theretofore confidential and/or non-public information.

ARTICLE V

SUCCESSOR TRUSTEES

5.1 Term and Removal. Each of the Trustees (including the initial Trustees named on the Effective Date and any successor Trustees) shall serve in such capacity until he or she ceases to be a member of the Director Selection Committee or a member of the Holdings Ltd. board of directors, as applicable. Notwithstanding the foregoing, a Trustee may be removed (a) by the unanimous vote of the other Trustees but only for cause, or (b) at any time with or without cause by the Director Selection Committee member who appointed such Trustee if such Director Selection Committee member (i) is himself the Trustee, or (ii) intends to succeed such Trustee as a Trustee. Such removal shall become effective on the date action is taken.

5.2 Resignation. A Trustee may resign by giving not less than ninety (90) days prior written notice thereof to the other Trustees. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice, and (ii) if such Trustee is the last Trustee then in office, the appointment of a successor by the Court and the acceptance by such successor of such appointment. If a successor Trustee is not appointed or does not accept its appointment within ninety (90) days following delivery of notice of resignation, the remaining Trustee(s) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

5.3 Appointment of Successor Trustee. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is not a natural person), resignation pursuant to Section 5.2 hereof, incompetency or removal of a Trustee pursuant to Section 5.1 hereof, the Director Selection Committee member that had designated such departing Trustee shall designate a successor Trustee; provided, however, that any successor Trustee shall be both a Trustee and either a Director Selection Committee member or a director of Holdings Ltd. at the election of such Director Selection Committee member; provided, further, however, that if as part of the Director Selection Committee determination process set forth in Section 6.1 hereof, a new Holder of an Allowed Claim is invited to serve as a Director Selection Committee member, such new Holder may designate a successor Trustee or serve as a successor Trustee if the departing Trustee was designated by its predecessor Director Selection Committee member. Such appointment shall specify the date on which such appointment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Plan Trust and to the retiring Trustee an instrument accepting the appointment under this Trust Agreement and agreeing to be bound thereto, and thereupon the successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the retiring Trustee; provided, however, that a removed or resigning Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor Trustee under the Plan Trust.

5.4 Trust Continuance. The death, resignation or removal of a Trustee shall not operate to terminate the Plan Trust or to revoke any existing agency (other than any agency of such Trustee as a Trustee) created pursuant to the terms of this Trust Agreement or invalidate

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any action theretofore taken by the Trustees, and each Trustee agrees that the provisions of this Trust Agreement shall be binding upon and inure to his or her representatives, successors or assigns, as the case may be. If a Trustee resigns or is removed, such Trustee shall promptly execute and deliver by the effective date of resignation or removal such documents, instruments and other writings as may be reasonably requested by the remaining Trustees to effect the termination of the Trustee’s capacity under this Trust Agreement and the conveyance of the Trust’s assets then held by him or her to his or her successor; deliver to the remaining Trustees all documents, instruments, records and other writings relating to the Trust as may be in the possession or under the control of the Trustee; and otherwise assist and cooperate in effecting the assumption of his or her obligations and functions by the successor Trustee. Each Trustee hereby irrevocably appoints each other Trustee who shall be a remaining Trustee as his or her attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead to do any and all acts that such Trustee is obligated to perform under this Section 5.4. Such appointment shall not be affected by the subsequent disability or incompetence of the Trustee making such appointment.

ARTICLE VI

DIRECTOR SELECTION COMMITTEE

6.1 Director Selection Committee.

(a) The Plan Trust hereby creates a director selection committee (the “Director Selection Committee”) for the purpose of nominating members of the board of directors of Holdings Ltd. (each, a “Director”). The Plan Trust hereby agrees to vote the Plan Trust Stock in favor of the election of the Directors designated by the Director Selection Committee pursuant to and in accordance with the terms of this ARTICLE VI, including voting at every annual, special or adjourned meeting of the stockholders of Holdings Ltd. and in every written consent in lieu of any such meeting.

(b) The Director Selection Committee shall be composed of three representatives of the Creditor Co-Proponents. Members of the Director Selection Committee shall serve eighteen (18) month terms beginning on the Effective Date. The initial members of the Director Selection Committee shall be Joe Kronsberg, Austin Saypol and Andrew Shannahan. On every eighteen (18) month anniversary of the Effective Date, a determination shall be made as to who are the then-current Holders of the largest Allowed Claims in (i) Class 5A plus (ii) Class 6A (including interest that would have accrued at contract rates in the absence of the Chapter 11 Cases) as of the last day of the preceding term. Those Holders shall be invited in decreasing order of magnitude of Allowed Claim to serve on the Director Selection Committee for an eighteen (18) month term until three Holders accept the position on the Director Selection Committee.

(c) Each member of the Director Selection Committee shall be entitled to designate one Director for election by the Plan Trust. Each Director must be independent and disinterested (which collectively are defined here to mean only that they must not be employees or Affiliates of any of the Plan Proponents), and must not own any Claims against or Interests in any Debtor.

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(d) Each Director designated by the Director Selection Committee on or around the Effective Date initially shall serve for a two year term beginning on the Effective Date. Each subsequently designated Director (including any reappointed Director, but excluding any replacement Director designated following a Director’s resignation, death or removal) shall serve for a one year term beginning on the applicable anniversary of the Effective Date. Upon expiration of the term of a Director, or his or her resignation, death or removal, the Director Selection Committee member who designated such Director or his successor, if applicable, may designate a replacement Director. Any Director designated following the resignation, death or removal of a prior Director, however, shall only serve the remainder of such prior Director’s term. The Plan Trust shall accomplish the foregoing through voting the Plan Trust Stock accordingly at any annual meeting of the stockholders of Holdings Ltd. or in any unanimous written consent in lieu of such meeting, and each of the Trustees hereby agrees to vote the Plan Trust Stock accordingly at any such meeting or in any such written consent; provided, however, that any of the Trustees may vote the Plant Trust Stock to remove a Director (i) for cause upon the written consent of a majority of the Trustees or (ii) without cause upon the unanimous written consent of the Trustees.

ARTICLE VII

REPORTS TO HOLDERS OF PLAN TRUST INTERESTS

7.1 Securities Laws and Other Reports to Beneficiaries.

(a) Securities Laws. Under § 1145 of the Bankruptcy Code, the issuance of Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities. If the Trustees determine, with the advice of counsel, that the Plan Trust is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939, as amended, then the Trustees shall take any and all actions to comply with such reporting requirements and file periodic reports with the Securities and Exchange Commission as required by law.

(b) Other Reporting. If the Trustees are not required to file the periodic reports referred to in Section 7.1(a) above, as soon as practicable, the Trustees may post on a website to which the Beneficiaries have access, and, while the Chapter 11 Cases remain open, file with the Court, reports setting forth in reasonable detail any material event or change that occurs with respect to the Plan Trust, which, to the knowledge of the Trustees, affects the Beneficiaries hereunder. Such reports shall not be required to be audited or in compliance with generally accepted accounting principles.

ARTICLE VIII

TERMINATION OF PLAN TRUST

8.1 Termination of Plan Trust.

(a) The Plan Trust shall terminate on the earlier of: (i) thirty (30) days after the later of the final distribution of all of the Stock Distributions in accordance with the terms of this Trust Agreement, the Plan and the Confirmation Order and the cancellation of the Plan Trust

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Stock and (ii) the third (3rd) anniversary of the Confirmation Date; provided, however, that, prior to the date of such termination (and the termination of any future extended terms), the Court, upon motion by a party in interest on notice with an opportunity for a hearing, may extend the maximum term of the Plan Trust set forth in this clause (ii) if it is necessary to the liquidation of the assets of the Plan Trust and the Debtors, for a term not to exceed nine (9) years from the Confirmation Date.

8.2 Continuance of Trust for Winding Up. After the termination of the Plan Trust and solely for the purpose of liquidating and winding up the affairs of the Plan Trust, the Trustees shall continue to act as such until their duties have been fully performed. Upon distribution of all assets of the Plan Trust, which shall not include a distribution of the Plan Trust Stock to the Beneficiaries, the Trustees shall retain the books, Beneficiary lists, registers, records and files which shall have been delivered to or created by the Trustees. At the Trustees’ discretion, all such records and documents may be destroyed in accordance with Section 3.3 hereof. Except as otherwise specifically provided herein, upon the distribution of all assets of the Plan Trust, the Trustees shall have no further duties or obligations hereunder except the obligations under Section 3.3 hereof.

ARTICLE IX

AMENDMENT AND WAIVER

9.1 Amendment and Waiver. Any provision of this Trust Agreement may be amended or waived by the affirmative vote of a majority of the Trustees, upon notice to the Beneficiaries. Notwithstanding this Section 9.1, any waiver or amendment to this Trust Agreement shall not: (i) be inconsistent with the purpose and intention of the Plan Trust to liquidate in an expeditious but orderly manner the assets of the Plan Trust in accordance with Treasury Regulation Section 301.7701-4(d); (ii) be inconsistent with the purposes of the Plan and the Confirmation Order, (iii) permit any distribution or other transfer by the Plan Trust of the Plan Trust Stock; (iv) permit any transfer of the Trust Interests other than in accordance with Section 2.2 hereof; or (v) permit any amendment or waiver of this Section 9.1. Additionally, no change may be made to this Trust Agreement that would be inconsistent with the purpose and intention of the Plan Trust as specified herein and in the Plan, adversely affect the distributions to be made under this Trust Agreement to any of the Beneficiaries, adversely affect the U.S. federal income tax status of the Plan Trust as a “liquidating trust”, or adversely affect the rights of this Trust Agreement. No change may be made to this Trust Agreement that would adversely affect the rights or obligations of a Trustee without such Trustee’s prior consent.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Intention of Parties to Establish Plan Trust. This Trust Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended, consistent with Section 9.1 hereof, to comply with such federal income tax laws, which amendments may apply retroactively.

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10.2 Governing Law; Submission to Jurisdiction; Consent to Service of Process. This Trust Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws that would result in the application of the laws of a jurisdiction other than the State of New York. Without limiting any party’s right to appeal any order of the Court, (i) the Court shall retain exclusive jurisdiction to enforce the terms of this Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Trust Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Court and the parties hereby consent to, and submit to, the jurisdiction and venue of the Court and shall receive notices at such locations as indicated in Section 10.4 hereof; provided, however, that if the Chapter 11 Cases have closed, or if the Court refuses to exercise its jurisdiction (including in respect of any provision herein which refers to the Court), the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County, or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County, and any appellate court thereof, for the resolution of any such claim or dispute. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by and on any party to this Trust Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 10.4 hereof.

10.3 Severability. If any provision of this Trust Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

10.4 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if personally delivered or sent by mail, postage prepaid, or by facsimile addressed to the Person for whom such notice is intended as follows (or such other address as may be designated by notice given in accordance with this Section 10.4):

(a) If to a Trustee, to the address and facsimile number set forth opposite such Trustee’s name on Schedule 10.4 hereto, with copies to any other Person with its name, address and facsimile number set forth opposite such Trustee’s name.

(b) If to Holdings Ltd., to the address and facsimile number set forth on Schedule 10.4 hereto, with copies to any other Person with its name, address and facsimile number set forth opposite such Holdings Ltd.’s name.

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(c) If to a Beneficiary, to the name and address set forth on the registry maintained by, or at the direction of, the Trustees.

10.5 No Assignment. Neither Holdings Ltd., on the one hand, nor the Trustees, on the other hand, may assign this Trust Agreement without the prior written consent of the other.

10.6 Headings. The section headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

MF Global Holdings Ltd.

By:
Name:
Title:

[Trustee 1]

[Trustee 2]

[Trustee 3]

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SCHEDULE 10.4

NOTIFICATION INFORMATION OF HOLDINGS LTD. AND THE TRUSTEES

Holdings Ltd.	Address:

Attn: Plan Administrator

Fax:

TRUSTEES:

[Andrew Shannahan /	Address:
Rich Katz]
Fax:
[Joe Kronsberg /	Address:
Nader Tavakoli]
Fax:
[Austin Saypol /	Address:
Daniel Ehrmann]
Fax:

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EXHIBIT IV.G

Nonexclusive List of Retained Causes of Action

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PLAN SUPPLEMENT

EXHIBIT IV.G.

NONEXCLUSIVE LIST OF RETAINED CAUSES OF ACTION

ARTICLE IV.G. OF THE PLAN PRESERVES AND RETAINS FOR THE PLAN ADMINISTRATOR, ON BEHALF OF EACH DEBTOR, ANY CLAIMS, DEMANDS, RIGHTS AND/OR CAUSES OF ACTION THAT ANY DEBTOR OR ESTATE (OR THE CHAPTER 11 TRUSTEE ON THEIR BEHALF) MAY HOLD AGAINST ANY PERSON OR ENTITY TO THE EXTENT NOT OTHERWISE RELEASED.

THE BELOW LIST IS A NONEXCLUSIVE LIST OF CAUSES OF ACTION AND CLAIMS THE PLAN ADMINISTRATOR SHALL RETAIN. THE PLAN PROPONENTS’ INCLUSION OF OR FAILURE TO INCLUDE ANY RIGHT OF ACTION OR CLAIM ON SUCH LIST SHALL NOT BE DEEMED AN ADMISSION, DENIAL, OR WAIVER OF ANY CLAIMS, DEMANDS, RIGHTS OR CAUSES OF ACTION THAT ANY DEBTOR OR ESTATE MAY HOLD AGAINST ANY PERSON OR ENTITY. THE PLAN PROPONENTS INTEND TO PRESERVE ALL SUCH CLAIMS, DEMANDS, RIGHTS OR CAUSES OF ACTION (EXCEPT TO THE EXTENT ANY SUCH CLAIM IS SPECIFICALLY RELEASED IN THE PLAN).

Domestic Actions

1.	Louis J. Freeh, as Chapter 11 Trustee for and on Behalf of MF Global Finance USA, Inc., et al. v. W.H. Davis Family Limited Partnership (Adv. Proc. No. 12-01852)

2.	Louis J. Freeh, as Chapter 11 Trustee for and on Behalf of MF Global Finance USA, Inc., et al. v. Central Coffee Corporation (Adv. Proc. No. 12-01853)

3.	Louis J. Freeh, as Chapter 11 Trustee for and on Behalf of MF Global Finance USA, Inc., et al. v. World Financial Desk LLC (Adv. Proc. No. 12-01854)

4.	Louis J. Freeh, as Chapter 11 Trustee for and on Behalf of MF Global Finance USA, Inc., et al. v. Chopper Trading LLC (Adv. Proc. No. 12-01858)

5.	Louis J. Freeh, as Chapter 11 Trustee for and on Behalf of MF Global Finance USA, Inc., et al. v. Commercial de Materias Primas S.A. (Adv. Proc. No. 12-01859)

Foreign Actions or Claims

1.	(1) MF Global Holdings Ltd (2) MF Global Finance USA Inc (3) Louis Joseph Freeh v MF Global UK Limited (in special administration) – case number 9527 of 2011

2.	(1) MF Global Holdings Ltd (2) MF Global Finance USA Inc v MF Global UK Limited (in special administration) – claim number HC12E03846

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3.	Louis Joseph Freeh (Trustee of MF Global Holdings Limited) v MF Global UK Limited (in special administration) – case number 5088 of 2012

4.	Louis Joseph Freeh (Trustee of MF Global Finance USA Inc) v MF Global UK Limited (in special administration) – case number 5089 of 2012

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EXHIBIT V.E

Amended and/or Restated Certificate of Incorporation, By-Laws, and Operating Agreements

A.	AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MF GLOBAL HOLDINGS LTD.

B.	AMENDED AND RESTATED BY-LAWS OF MF GLOBAL HOLDINGS LTD.

C.	RESTATED CERTIFICATE OF INCORPORATION OF MF GLOBAL HOLDINGS USA INC.

D.	AMENDED AND RESTATED BY-LAWS OF MF GLOBAL HOLDINGS USA, INC.

E.	RESTATED CERTIFICATE OF INCORPORATION OF MF GLOBAL FINANCE USA INC.

F.	AMENDED AND RESTATED BY-LAWS MF GLOBAL FINANCE USA INC.

G.	MF GLOBAL CAPITAL LLC SECOND AMENDED AND RESTATED OPERATING AGREEMENT

H.	MF GLOBAL FX CLEAR LLC SECOND AMENDED AND RESTATED OPERATING AGREEMENT

I.	MF GLOBAL MARKET SERVICES LLC SECOND AMENDED AND RESTATED OPERATING AGREEMENT

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MF GLOBAL HOLDINGS LTD.

MF Global Holdings Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is MF Global Holdings Ltd.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 2010. The Corporation was incorporated in Delaware on January 4, 2010 in connection with the domestication of MF GLOBAL LTD., a Bermuda exempted company (“MFG Bermuda”), pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), and a certificate of domestication of MFG Bermuda was filed contemporaneously therewith. As provided in Section 388 of the DGCL, the existence of the Corporation is deemed to have commenced on the date that the corporate existence of MFG Bermuda commenced.

3. This Amended and Restated Certificate of Incorporation amends and restates the original Certificate of Incorporation of the Corporation in its entirety.

4. On October 31, 2011, together with various affiliates, the Corporation filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

5. This Amended and Restated Certificate of Incorporation has been deemed approved without the need for board of director or stockholder approval pursuant to Section 303 of the DGCL because it has been adopted pursuant to a plan of liquidation (the “Plan”) under the Bankruptcy Code, which has been confirmed by Final Order, entered on [            ], of the Bankruptcy Court, which order is in effect on the date hereof.

6. This Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by an officer of the Corporation pursuant to the Plan and in accordance with the provisions of Sections 242, 245 and 303 of the DGCL.

7. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (i) all of the shares of capital stock of the Corporation issued and outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall be canceled, and (ii) the board of directors of the Corporation shall be reconstituted by the removal from the board of directors, without cause, of all directors of the Corporation in office immediately prior to the filing hereof and the appointment, effective upon the filing hereof, of the following individuals as directors of the Corporation: Nader Tavakoli, Daniel Ehrmann and Rich Katz.

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8. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the corporation (the “Corporation”) is MF Global Holdings Ltd.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares which the Corporation shall have authority to issue is one (1) share of common stock, $0.01 par value. The Corporation shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with section 1123(a)(6) of the Bankruptcy Code.

FIFTH. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors of the Corporation by applicable law.

SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

SEVENTH. Any action required or permitted to be taken by the stockholders of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all stockholders entitled to vote on such action.

EIGHTH. Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently

2

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or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Eighth. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

[Signature page follows.]

3

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IN WITNESS WHEREOF, MF Global Holdings Ltd. has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned, thereunto duly authorized, as of this              day of              2013.

MF GLOBAL HOLDINGS LTD.

By:
Name:
Title:

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AMENDED AND RESTATED

BY-LAWS

OF

MF GLOBAL HOLDINGS LTD.

(THE “CORPORATION”)

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors in each calendar year at such date, time and place, if any, either within or without the State of Delaware as may be designated by the Chairman of the Board, if any, or the Board of Directors, from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, if any, or the Board of Directors whenever they think fit, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Board of Directors upon the written request, stating the purpose of the meeting, of stockholders who together own of record not less than a majority of all outstanding shares of stock entitled to vote regularly at meetings of stockholders. Any such special meeting called pursuant to the prior sentence is herein called a “Requisitioned Meeting” and any reference herein to a special meeting of stockholders includes a Requisitioned Meeting. Notwithstanding the foregoing, no Requisitioned Meeting may be called for the purpose of electing a director of the Corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given by the Corporation which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, to the extent practicable, the business to be considered at the meeting, and, in the case of an annual meeting, that the election of directors will take place at such meeting. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each director shall be entitled to receive notice, attend and be heard at any meeting of stockholders.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, at which a quorum is present may be adjourned by the chairman of the meeting or the Board of Directors, with the consent of the stockholders holding a majority of the voting rights of those stockholders present in person or represented by proxy and entitled to vote at the meeting, from time to time, to reconvene the meeting at another time and at the same or some other place, and unless otherwise provided by these by-laws notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. In addition, the chairman of the meeting or the Board of Directors may adjourn the meeting as provided in the prior sentence but without such consent or direction from the stockholders if it appears to the chairman of the meeting or the Board of Directors, as the case may be, in their sole discretion, that an adjournment is necessary so that the business of the meeting may be properly conducted. At an adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

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Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of all outstanding shares of stock entitled to vote on a matter at the meeting (whether or not present or represented) shall constitute a quorum. If a quorum of the holders of stock entitled to vote on the matter is not present within thirty (30) minutes (or such longer time as the chairman of the meeting may determine) after the time appointed for the commencement of the meeting, the chairman of the meeting or the Board of Directors may adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall be so present or represented; provided that, if such meeting is a Requisitioned Meeting, it shall be cancelled and, if such meeting is any other meeting, the chairman of the meeting or the Board of Directors may elect to cancel the meeting.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting, the Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as may be adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such nomination, matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. If required by law, the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by the Corporation or a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the

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means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.8. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy (with or without the power of substitution), but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period, and not more than one proxy may be appointed for each share held by such stockholder. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy may be appointed by a written instrument in substantially the form attached hereto as Schedule A, or such other form as the Board of Directors may authorize from time to time, in lieu thereof or in addition thereto. The instrument appointing a proxy must be received by the Corporation at its registered office or at such other place or in such manner, and at such time, as is specified in the notice convening a meeting or in any instrument of proxy sent out by the Corporation in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner and at a time so permitted shall not be counted for purposes of such vote. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting thereon shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on the election of directors. In all other matters, unless otherwise provided by law or the rules or regulations of any stock exchange or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on the subject matter shall be the act of the stockholders. In the case of an equality of votes the resolution shall fail. Reference in these by-laws to the certificate of incorporation shall include any applicable certificate of designations that is a part thereof.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining the stockholders entitled to consent to corporate action in writing without a meeting has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed

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to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal executive office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal executive office of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of stockholders.

Section 1.11. Nomination of Persons for Election to the Board of Directors. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. In accordance with the Corporation’s Amended and Restated Joint Plan of Liquidation (as may be amended, supplemented or modified from time to time, the “Plan”), submitted to the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on April 1, 2013 and confirmed by the Bankruptcy Court on April [            ], 2013, the powers of the Board of Directors include without limitation the power to (i) manage the Corporation, (ii) instruct and supervise the Corporation (including in its capacity as the Plan Administrator (as defined in the Plan)) with respect to its responsibilities under the Plan, (iii) review and approve the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof, (iv) review and approve objections to any proposed settlements of Disputed Claims (as defined in the Plan), (v) terminate or replace any officer, employee or agent of the Plan Administrator with or without cause, (vi) appoint replacement officers, employees or agents to carry out the duties of the Plan Administrator, and (vii) take any other action that may be necessary or appropriate in connection with the management of the Plan Administrator. In its

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discretion, following the [                    ] (the “Effective Date”), the Board of Directors may also delegate any powers, authority or duties of the Plan Administrator to any other committee, entity or individual.

The Board of Directors shall consist of three (3) members. Members of the Board of Directors must be independent and disinterested (which collectively are defined here to mean only that they must not be employees or Affiliates of any of the Plan Proponents (as such terms are defined in the Plan)), and they must not own any Claims against or Interests in any Debtor (as such terms are defined in the Plan).

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with cause by a majority vote of the holders of the shares then entitled to vote at an election of directors. Vacancies may be filled by a vote of the stockholders. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by any member of the Board. Reasonable notice, but in any event, at least twenty-four (24) hours notice, thereof shall be given by the person or persons calling the meeting.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the number of directors then in office shall constitute a quorum for the transaction of business; provided that at no time shall the number of directors constituting a quorum be less than one-third of the total number of authorized directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation, these by-laws or applicable law shall require a vote of a greater number. In the case of an equality of votes the resolution shall fail and the chairman of the meeting shall not be entitled to a second or deciding vote. In case at any meeting of the Board a quorum shall not be present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present, and no other business may be transacted at such meeting until a quorum is present. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 2.7. Organization. Unless otherwise agreed by a majority of directors in attendance at a meeting, meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Chief Executive Officer, if any and if a director, in each case for meetings at which such person is present. In their absence, a Vice Chairman, if any and present, shall act as chairman and, in the absence of a Vice Chairman, a chairman shall be chosen at the meeting by the vote of a majority of the directors in attendance at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such

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committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 2.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

Section 2.10. Board to Continue in the Event of Vacancy. The Board of Directors may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these by-laws as the quorum necessary for the transaction of business at meetings of the Board of Directors, the continuing directors or director may act only for the purposes of summoning a meeting of stockholders, preserving the assets of the Corporation or filling director vacancies.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (b) adopting, amending or repealing these by-laws.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer (who may, unless the Board determines otherwise, perform any duties that are required by the General Corporation Law of the State of Delaware, as currently in effect or hereafter amended, to be performed by a president) and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board, a Vice Chairman of the Board or a Board position having any other title. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in a resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is

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elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board (if any), the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees as well as the results of all elections and appointments of directors and officers in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any of the Corporation’s stock shall be certificated. Notwithstanding the foregoing, every holder of shares of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock registered in certificated form and owned by such holder. Any or all the signatures on such a certificate (including countersignatures by any transfer agent or registrar) may be a facsimile (unless the Board determines otherwise by resolution). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall be under no obligation to complete and deliver a share certificate unless specifically requested to do so by the record holder of the shares represented thereby and then only if the Corporation has not previously done so pursuant to Section 5.4. In the case of a share held of record jointly by several persons, delivery of a certificate in their joint names to one of the several joint holders of record shall be sufficient delivery to all such holders, unless otherwise provided by applicable law.

Section 5.2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates (if any) for such shares properly endorsed (or with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law) and payment of all taxes thereon. The person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner (and record holder) thereof for all purposes as regards the Corporation. An instrument of transfer shall be in writing substantially in the form of Schedule B hereto, or such other form as the Board of Directors may authorize from time to time (or as may otherwise be permitted by applicable law) in lieu thereof or in addition thereto.

Section 5.3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

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Except as otherwise expressly provided by law or the certificate of incorporation, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock shall be identical.

Section 5.4. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.5. Inspection of Stock Ledger and List of Directors and Officers. Subject to Section 1.10 of these by-laws, a list of stockholders of the Corporation, also known as the stock ledger, as well as the list of directors and officers of the Corporation, shall be open to inspection without charge by any stockholder or his or her designee during business hours at the principal executive office of the Corporation on every business day at such office, subject to such reasonable restrictions as the Board of Directors may impose or authorize so that not less than two (2) hours in each such business day be allowed for inspection. The stock ledger may be closed for any time or times in accordance with the law, but not more than thirty (30) days in each year.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year unless otherwise determined by resolution of the Board of Directors from time to time.

Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 6.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.5. Indemnification of Directors, Officers and Others. The Corporation shall indemnify to the full extent permitted by law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any subsidiary or other affiliate of the Corporation or as a trustee of an employee benefit plan of the Corporation or any subsidiary or other affiliate thereof, or is or was serving at the request of the Corporation in any other capacity approved by the Board of Directors or any committee thereof for the purposes of this Section 6.5, in each case against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

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The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt by it of an undertaking of such person to repay such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 6.5 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in any other capacity as provided above. In addition, the rights provided to any person by this Section 6.5 shall survive the termination of such person’s service as any such director, officer or trustee or in any such other capacity and, insofar as such person is or was serving at the request of the Corporation as any such director, officer or trustee or in any such other capacity, shall survive the termination of such request as to service prior to termination of such request. No amendment or repeal of this Section 6.5 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.

Notwithstanding anything contained in this Section 6.5, except for proceedings to enforce rights provided in this Section 6.5, the Corporation shall not be obligated under this Section 6.5 to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

For purposes of (but without limiting) this Section 6.5 (a) the term “Corporation” shall include MF Global Holdings Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as the Corporation and shall also include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger, (b) the term “subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (whether or not for profit) that at the time of the relevant service is or was a consolidated subsidiary of the Corporation for the purpose of its financial reporting and the term “other affiliate” means any corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (whether or not for profit) that at the time of the relevant service controls or controlled, is or was controlled by or is or was under common control with the Corporation (other than a subsidiary), or has been designated as an “other affiliate” for the purposes of this Section 6.5 by the Board of Directors or any committee thereof, (c) any person who serves in any office, trust or other capacity in relation to the Corporation or any subsidiary thereof (or any employee benefit plan of the Corporation or any subsidiary thereof) shall be deemed to be serving in such capacity at the request of the Corporation and no other evidence of such request shall be necessary to establish that such request was made, (d) any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses, and (e) action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Nothing in this Section 6.5 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification or advancement of expenses and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Section 6.5.

The Corporation may purchase and maintain insurance for the benefit of any director or officer of the Corporation and the Plan Trustees under the MF Global Plan Trust Agreement against any loss or liability incurred by them in their capacity as such. Nothing in this Section 6.5 shall limit the power of the Corporation to purchase and maintain insurance of any kind for the benefit of any person.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any person covered by this Section 6.5 who was or is serving at its request as a director or officer of (or in another capacity at) another corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) shall be reduced by any amount such person has actually collected prior thereto as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit).

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Nothing in this paragraph, however, shall obligate the Corporation to seek contribution from any such other entity or enterprise in respect of any indemnification or advancement of expenses.

Section 6.6. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.7. Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.8. Amendment of By-Laws. These by-laws may be amended or repealed, and new bylaws may be adopted, in the manner provided in the certificate of incorporation.

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SCHEDULE A

Form of Proxy by Written Instrument

MF Global Holdings Ltd. (the “Corporation”)

I/We, [ insert names here ], being a stockholder of the Corporation with [ number ] shares, HEREBY APPOINT [ name ] of [ address ] or failing him, [ name ] of [ address ] to be my/our proxy to vote [ all ] [ number ] of such shares for me/us at the meeting of the stockholders to be held on the [            ] day of [            ] , 20[            ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [            ] day of [            ] , 20 [            ]

Stockholder(s)

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SCHEDULE B

Transfer of a Share or Shares of MF Global Holdings Ltd. (the “Corporation”)

FOR VALUE RECEIVED [ amount ] , I, [ name of transferor ] hereby sell, assign and transfer unto [ transferee ] of [address ] , [ number ] shares of MF Global Holdings Ltd.

DATED this [ ] day of [ ] , 20 [ ]
Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

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RESTATED

CERTIFICATE OF INCORPORATION

OF

MF GLOBAL HOLDINGS USA INC.

(Under Section 807 of the

Business Corporation Law of the State of New York (the “BCL”))

1. The name of the corporation is “MF Global Holdings USA Inc.” (the “Corporation”).

2. The Corporation’s certificate of incorporation was originally filed in the office of the Secretary of State of the State of New York on April 30, 1962 under the name of Farr Whitlock Dixon & Co., Inc.

3. This Restated Certificate of Incorporation was adopted by the Board of Directors and the sole stockholder of the Corporation.

4. The certificate of incorporation is hereby amended, as authorized by the BCL, to add a new Article Ninth prohibiting the issuance of nonvoting securities. The text of the certificate of incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is MF Global Holdings USA Inc. (the “Corporation”).

SECOND: The nature and purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York (the “BCL”), provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation shall be located in the County of New York, State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 50,000 at $1.00 par value.

FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon it is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

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SIXTH: The duration of the Corporation is to have perpetual existence.

SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a director unless, and only to the extent that, a judgment or other final adjudication adverse to such director establishes (i) that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) that his acts violated Section 719 of the BCL or any amendment thereto or successor provision thereto. No amendment to repeal or adoption of any provision of the Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

EIGHTH: The Corporation shall, to the fullest extent legally permissible under the provisions of the BCL, as the same may be amended from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any by-law, agreement or resolution adopted by the stockholders entitled to vote thereon after notice.

NINTH: The Corporation shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with section 1123(a)(6) of the Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on this      day of             , 2013.

MF GLOBAL USA HOLDINGS INC.

By:
Name:
Title:

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MF GLOBAL HOLDINGS USA INC.

(the “Corporation”)

AMENDED AND RESTATED

BY-LAWS

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ARTICLE I

Shareholders

Section 1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation in the State of New York, or at such place within or without the State of New York and at such time as may from time to time be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of shareholders of the Corporation may be called by the Board of Directors, and shall be called by the Secretary upon the written demand of shareholders of record holding at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting, which call shall set forth the purpose or purposes for which the meeting is called. Special meetings shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may be fixed by the Board of Directors. Special meetings shall be held at such time and on such date as shall be specified in the call thereof, but not more than 90 days from the date of the call thereof. At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting. Any special meeting for the election of directors pursuant to Section 603(a) of the Business Corporation Law of the State of New York (the “BCL”) shall be held at the principal office of the Corporation in the State of New York or at such other place within or without the State of New York as may be fixed by the Board of Directors.

Section 3. Record Date. The Board of Directors may fix, in advance, a date, which shall not be more than 60 nor less than ten (10) days before the date of any meeting of shareholders nor more than 60 days prior to any other action, as the record date for the purpose of determining the shareholders entitled to notice, of or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of

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shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 4. Notice of Meetings. Notice of each meeting of shareholders stating the place, date and hour thereof and, unless it is an annual meeting, the purpose or purposes for which the meeting is called and that it is being issued by or at the direction of the person or persons calling the meeting, shall be given not less than ten (10) nor more than 60 days before the date of such meeting, to each shareholder entitled to vote at such meeting; provided, however, if such notice is given by third class mail, such notice shall be given not less than 24 days before the date of such meeting. Notice may be written or electronic. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders or, if he or she shall have filed with the Secretary a request that notices to him or her be mailed to some other address, then directed to him or her at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary or as otherwise directed pursuant to the shareholder’s authorization or instructions. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the BCL to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the BCL or an outline of its material terms.

Section 5. Waiver of Notice. Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice whether before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder’s authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the

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meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 6. Adjournment. When any meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after such adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

Section 7. Quorum. The holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum thereat for the transaction of any business, except as otherwise provided in Section 603(b) of the BCL. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn a meeting despite the absence of a quorum.

Section 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 609 of the BCL.

Section 9. Voting. Every shareholder of record shall be entitled at every meeting of shareholders to one (1) vote for every share standing in his or her name on the record of shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in such election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast. Shares standing in the

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name of another domestic or foreign corporation of any type or kind may be voted by any officer thereof.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by shareholders by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

Section 11. Inspectors. The Board of Directors may appoint one (1) or more inspectors, and one (1) or more alternate inspectors to replace any inspector who fails to act, to act at a meeting of shareholders or any adjournment thereof and make a written report thereof. If no inspector or alternate has been appointed, or if such persons are unable to act, the person presiding at the meeting may appoint one (1) or more inspectors to act at the meeting.

Section 12. Conduct of Meetings. The President, or in his or her absence such other person as the Board of Directors shall designate, shall preside at and conduct every meeting of shareholders, shall establish the order of business to be conducted, shall establish the procedures and requirements for the nomination of directors, and shall establish the procedures with respect to the making of shareholder proposals. The person presiding at a meeting shall also determine and announce at the beginning of the meeting the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting, or if no date and time are so announced, the polls shall close at the end of the meeting, including any adjournment thereof.

ARTICLE II

Directors

Section 1. Number of Directors. The number of directors constituting the entire Board of Directors shall be three (3). For the purposes of these By-Laws, the entire Board of Directors means the total number of directors that the Corporation would have if there were no vacancies.

Section 2. Qualifications. Directors need not be shareholders of the Corporation. Each of the directors shall be at least eighteen (18) years of age. Each director will be a concurrently serving member of the board of directors of MF Global Holdings Ltd.

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Section 3. Election and Term of Office. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of such term and until his or her successor has been elected and qualified, unless he or she sooner die, resign or be removed.

Section 4. Removal; Resignation. Any or all of the directors may be removed for cause or without cause by vote of the shareholders, subject to the limitations in Section 706(c) of the BCL, and any of the directors may be removed for cause by action of the Board of Directors, except as otherwise provided in Section 706(a) of the BCL. Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

Section 5. Vacancies. Any vacancies occurring in the Board of Directors for any reason may be filled by vote of the shareholders. A director elected by the shareholders to fill a vacancy shall hold office for the unexpired term of his or her predecessor, unless he or she shall sooner die, resign or be removed.

Section 6. Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may properly come before such meeting as soon as practicable after the annual meeting of shareholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President or by a majority of the directors then in office. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may from time to time be fixed by the Board of Directors.

Section 7. Notice of Meetings; Adjournment. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Notice of each regular meeting the time and place of which has not been fixed by the Board of Directors, and of each special meeting of the Board of Directors, specifying the place, date and time thereof shall be given personally, by mail or by facsimile to each director at his or her address as such address appears upon the books of the Corporation at

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least two (2) business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice, or waiver of notice, need not state the purpose of the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 8. Quorum; Voting. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

Section 9. Action by Conference Call. Any one (1) or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of one (1) or more directors. Each such

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committee, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval pursuant to law, (b) the filling of vacancies in the Board of Directors or in any committee, (c) the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws, or (e) the amendment or repeal of any resolution of the Board of Directors, which by its terms shall not be so amendable or repealable. The Board of Directors may designate one (1) or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

Section 12. Director Compensation. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

ARTICLE III

Officers

Section 1. Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers, with such titles, powers and duties as the Board of Directors shall designate by resolution, as the Board of Directors deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person.

Section 2. Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

Section 3. Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

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Section 4. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5. Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE IV

Shares

The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof (a) that the Corporation is formed under the laws of the State of New York, (b) the name of the person or persons to whom it is issued, (c) the number and class of shares which such certificate represents, and (d) the designation of the series, if any, which such certificate represents. Each certificate shall also state upon the face or back thereof a full statement of the description, relative rights, preferences and limitations of the shares of each class authorized to be issued, the designation, relative rights, preferences and limitations of each series of any class of preferred shares so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

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ARTICLE V

Documents and Records

Section 1. Execution of Documents. All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VI

Execution of Documents

All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

ARTICLE VII

Seal

The seal of the Corporation shall contain the name of the Corporation, the words “Corporate Seal”, the year of its organization and the words “New York”.

ARTICLE VIII

Indemnification

Section 1. Exculpation. No director, officers, employees or agents of the Corporation shall be liable to the Corporation for any act or omission based upon errors of judgment or other fault in connection with the business of the Corporation. No director, officer,

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any employee, or any agent of the Corporation, will be liable, responsible or accountable, in damages or otherwise, to the Corporation or any other person for any act performed by them, or failure to act in good faith on behalf of the Corporation and in a manner reasonably believed to be within the scope of the authority conferred on such person by these By-Laws or by the Board of Directors, unless a judgment or other final adjudication adverse to such person establishes that such person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such person personally gained in fact a financial profit or other advantage to which such person knew such person was not legally entitled.

Section 2. Indemnification and Expenses. The Corporation hereby agrees to indemnify and hold harmless each director, officer, employee and agent of the Corporation to the fullest extent permitted under the BCL, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Corporation to provide broader indemnification rights than the Corporation is providing immediately prior to such amendment), against all expenses, liabilities and losses (including reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a director officer, employee or agent of the Corporation or is or was serving as a director officer, employee or agent of a subsidiary of the Corporation; provided, that no such person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such person’s bad faith, intentional misconduct or knowing violation of law (as described in Section 1 of this Article VIII). Expenses, including reasonable attorneys fees and expenses, incurred by any such indemnified person in defending a proceeding will be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay promptly such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Corporation.

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ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be coterminous with the fiscal year of MF Global Holdings Ltd. or end on such other date as shall be determined by the Board of Directors.

ARTICLE X

Amendment of By-Laws

These By-Laws may be amended or repealed, and any new By-Law may be adopted, by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors or by a majority of the entire Board of Directors, but any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

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RESTATED

CERTIFICATE OF INCORPORATION

OF

MF GLOBAL FINANCE USA INC.

(Under Section 807 of the

Business Corporation Law of the State of New York (the “BCL”))

1. The name of the corporation is “MF Global Finance USA Inc.” (the “Corporation”).

2. The Corporation’s certificate of incorporation was originally filed in the office of the Secretary of State of the State of New York on January 9, 1996 under the name of E.D. & F. Man Funding Corp.

3. This Restated Certificate of Incorporation was adopted by the Board of Directors and the sole stockholder of the Corporation.

4. The certificate of incorporation is hereby amended, as authorized by the BCL, to add a new Article Ninth prohibiting the issuance of nonvoting securities. The text of the certificate of incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is MF Global Finance USA Inc. (the “Corporation”).

SECOND: The nature and purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York (the “BCL”), provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation shall be located in the County of New York, State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 at $.01 par value.

FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon it is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

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SIXTH: The duration of the Corporation is to have perpetual existence.

SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a director unless, and only to the extent that, a judgment or other final adjudication adverse to such director establishes (i) that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) that his acts violated Section 719 of the BCL or any amendment thereto or successor provision thereto. No amendment to repeal or adoption of any provision of the Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

EIGHTH: The Corporation shall, to the fullest extent legally permissible under the provisions of the BCL, as the same may be amended from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any by-law, agreement or resolution adopted by the stockholders entitled to vote thereon after notice.

NINTH: The Corporation shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with section 1123(a)(6) of the Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on this              day of                     , 2013.

MF GLOBAL FINANCE USA INC.

By:
Name:
Title:

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MF GLOBAL FINANCE USA INC.

(the “Corporation”)

AMENDED AND RESTATED

BY-LAWS

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ARTICLE I

Shareholders

Section 1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation in the State of New York, or at such place within or without the State of New York and at such time as may from time to time be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of shareholders of the Corporation may be called by the Board of Directors, and shall be called by the Secretary upon the written demand of shareholders of record holding at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting, which call shall set forth the purpose or purposes for which the meeting is called. Special meetings shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may be fixed by the Board of Directors. Special meetings shall be held at such time and on such date as shall be specified in the call thereof, but not more than 90 days from the date of the call thereof. At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting. Any special meeting for the election of directors pursuant to Section 603(a) of the Business Corporation Law of the State of New York (the “BCL”) shall be held at the principal office of the Corporation in the State of New York or at such other place within or without the State of New York as may be fixed by the Board of Directors.

Section 3. Record Date. The Board of Directors may fix, in advance, a date, which shall not be more than 60 nor less than ten (10) days before the date of any meeting of shareholders nor more than 60 days prior to any other action, as the record date for the purpose of determining the shareholders entitled to notice, of or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of

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shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 4. Notice of Meetings. Notice of each meeting of shareholders stating the place, date and hour thereof and, unless it is an annual meeting, the purpose or purposes for which the meeting is called and that it is being issued by or at the direction of the person or persons calling the meeting, shall be given not less than ten (10) nor more than 60 days before the date of such meeting, to each shareholder entitled to vote at such meeting; provided, however, if such notice is given by third class mail, such notice shall be given not less than 24 days before the date of such meeting. Notice may be written or electronic. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders or, if he or she shall have filed with the Secretary a request that notices to him or her be mailed to some other address, then directed to him or her at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary or as otherwise directed pursuant to the shareholder’s authorization or instructions. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the BCL to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the BCL or an outline of its material terms.

Section 5. Waiver of Notice. Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice whether before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder’s authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the

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meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 6. Adjournment. When any meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after such adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

Section 7. Quorum. The holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum thereat for the transaction of any business, except as otherwise provided in Section 603(b) of the BCL. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn a meeting despite the absence of a quorum.

Section 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 609 of the BCL.

Section 9. Voting. Every shareholder of record shall be entitled at every meeting of shareholders to one (1) vote for every share standing in his or her name on the record of shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in such election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast. Shares standing in the

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name of another domestic or foreign corporation of any type or kind may be voted by any officer thereof.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by shareholders by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

Section 11. Inspectors. The Board of Directors may appoint one (1) or more inspectors, and one (1) or more alternate inspectors to replace any inspector who fails to act, to act at a meeting of shareholders or any adjournment thereof and make a written report thereof. If no inspector or alternate has been appointed, or if such persons are unable to act, the person presiding at the meeting may appoint one (1) or more inspectors to act at the meeting.

Section 12. Conduct of Meetings. The President, or in his or her absence such other person as the Board of Directors shall designate, shall preside at and conduct every meeting of shareholders, shall establish the order of business to be conducted, shall establish the procedures and requirements for the nomination of directors, and shall establish the procedures with respect to the making of shareholder proposals. The person presiding at a meeting shall also determine and announce at the beginning of the meeting the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting, or if no date and time are so announced, the polls shall close at the end of the meeting, including any adjournment thereof.

ARTICLE II

Directors

Section 1. Number of Directors. The number of directors constituting the entire Board of Directors shall be three (3). For the purposes of these By-Laws, the entire Board of Directors means the total number of directors that the Corporation would have if there were no vacancies.

Section 2. Qualifications. Directors need not be shareholders of the Corporation. Each of the directors shall be at least eighteen (18) years of age. Each director will be a concurrently serving member of the board of directors of MF Global Holdings Ltd.

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Section 3. Election and Term of Office. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of such term and until his or her successor has been elected and qualified, unless he or she sooner die, resign or be removed.

Section 4. Removal; Resignation. Any or all of the directors may be removed for cause or without cause by vote of the shareholders, subject to the limitations in Section 706(c) of the BCL, and any of the directors may be removed for cause by action of the Board of Directors, except as otherwise provided in Section 706(a) of the BCL. Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

Section 5. Vacancies. Any vacancies occurring in the Board of Directors for any reason may be filled by vote of the shareholders. A director elected by the shareholders to fill a vacancy shall hold office for the unexpired term of his or her predecessor, unless he or she shall sooner die, resign or be removed.

Section 6. Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may properly come before such meeting as soon as practicable after the annual meeting of shareholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President or by a majority of the directors then in office. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may from time to time be fixed by the Board of Directors.

Section 7. Notice of Meetings; Adjournment. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Notice of each regular meeting the time and place of which has not been fixed by the Board of Directors, and of each special meeting of the Board of Directors, specifying the place, date and time thereof shall be given personally, by mail or by facsimile to each director at his or her address as such address appears upon the books of the Corporation at

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least two (2) business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice, or waiver of notice, need not state the purpose of the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 8. Quorum; Voting. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

Section 9. Action by Conference Call. Any one (1) or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

Participation by such means shall constitute presence in person at a meeting.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of one (1) or more directors. Each such

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committee, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval pursuant to law, (b) the filling of vacancies in the Board of Directors or in any committee, (c) the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws, or (e) the amendment or repeal of any resolution of the Board of Directors, which by its terms shall not be so amendable or repealable. The Board of Directors may designate one (1) or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

Section 12. Director Compensation. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

ARTICLE III

Officers

Section 1. Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers, with such titles, powers and duties as the Board of Directors shall designate by resolution, as the Board of Directors deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person.

Section 2. Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

Section 3. Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

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Section 4. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5. Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE IV

Shares

The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof (a) that the Corporation is formed under the laws of the State of New York, (b) the name of the person or persons to whom it is issued, (c) the number and class of shares which such certificate represents, and (d) the designation of the series, if any, which such certificate represents. Each certificate shall also state upon the face or back thereof a full statement of the description, relative rights, preferences and limitations of the shares of each class authorized to be issued, the designation, relative rights, preferences and limitations of each series of any class of preferred shares so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

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ARTICLE V

Documents and Records

Section 1. Execution of Documents. All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VI

Execution of Documents

All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

ARTICLE VII

Seal

The seal of the Corporation shall contain the name of the Corporation, the words “Corporate Seal”, the year of its organization and the words “New York”.

ARTICLE VIII

Indemnification

Section 1. Exculpation. No director, officers, employees or agents of the Corporation shall be liable to the Corporation for any act or omission based upon errors of judgment or other fault in connection with the business of the Corporation. No director, officer,

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any employee, or any agent of the Corporation, will be liable, responsible or accountable, in damages or otherwise, to the Corporation or any other person for any act performed by them, or failure to act in good faith on behalf of the Corporation and in a manner reasonably believed to be within the scope of the authority conferred on such person by these By-Laws or by the Board of Directors, unless a judgment or other final adjudication adverse to such person establishes that such person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such person personally gained in fact a financial profit or other advantage to which such person knew such person was not legally entitled.

Section 2. Indemnification and Expenses. The Corporation hereby agrees to indemnify and hold harmless each director, officer, employee and agent of the Corporation to the fullest extent permitted under the BCL, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Corporation to provide broader indemnification rights than the Corporation is providing immediately prior to such amendment), against all expenses, liabilities and losses (including reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a director officer, employee or agent of the Corporation or is or was serving as a director officer, employee or agent of a subsidiary of the Corporation; provided, that no such person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such person’s bad faith, intentional misconduct or knowing violation of law (as described in Section 1 of this Article VIII). Expenses, including reasonable attorneys fees and expenses, incurred by any such indemnified person in defending a proceeding will be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay promptly such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Corporation.

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ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be coterminous with the fiscal year of MF Global Holdings Ltd. or end on such other date as shall be determined by the Board of Directors.

ARTICLE X

Amendment of By-Laws

These By-Laws may be amended or repealed, and any new By-Law may be adopted, by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors or by a majority of the entire Board of Directors, but any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

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MF GLOBAL CAPITAL LLC

SECOND

AMENDED

AND

RESTATED

OPERATING AGREEMENT

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MF GLOBAL CAPITAL LLC

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

This Second Amended and Restated Operating Agreement (this “Agreement”) of MF Global Capital LLC (the “Company”) by MF Global Holdings USA Inc. (the “Member”) is hereby entered into as of [            ], 2013 and effective as of the Effective Date (as defined below).

WHEREAS, the Company previously was formed as a limited liability company under the name of E.D.& F. Man Capital LLC for the purposes and on the terms and conditions set forth in the Amended and Restated Operating Agreement of Man Capital LLC dated March 31, 2001 (the “Original Operating Agreement”);

WHEREAS, the Company amended and restated the Original Operating Agreement on July 20, 2007 (the “Restated Operating Agreement”);

WHEREAS, on October 31, 2011, together with various affiliates, the Company filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and

WHEREAS, on April 1, 2013, the Company’s Amended and Restated Joint Plan of Liquidation was submitted to the Bankruptcy Court (as amended, modified or supplemented from time to time, the “Plan”), which Plan was confirmed pursuant to an order of the Bankruptcy Court entered on April [            ], 2013 (the “Order”) and effective as of [            ], 2013 (the “Effective Date”);

NOW THEREFORE, effective as of the Effective Date, the Member hereby amends and restates the Restated Operating Agreement in its entirety as follows:

1. General Provisions.

1.1 Articles of Organization. The Company’s Amended and Restated Articles of Organization (the “Articles of Organization”) were filed with the Department of State of the State of New York on or around the date hereof, a copy of which is attached hereto as Exhibit A, and all actions taken by the person who executed and filed the Articles of Organization in connection therewith are hereby adopted and ratified.

1.2 Name. The name of the Company is “MF Global Capital LLC”.

1.3 Purpose. The purpose of the Company is to engage in any lawful act or activities for which limited liability companies may be formed under the New York Limited Liability Company Law (the “Law”).

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1.4 Principal Office. The principal office of the Company shall be located at 717 Fifth Avenue, New York, New York 10022 or at such other location as the Member may from time to time designate.

1.5 Foreign Qualification. The Company may qualify to do business in any state that recognizes limited liability companies and in which it is necessary or expedient for the Company to transact business. The officers of the Company are authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required or appropriate under the laws of such state, to authorize the Company to transact business therein and, whenever it is expedient for the Company to cease doing business therein, to withdraw therefrom, to revoke any appointment of an agent or attorney for service of process, and to file such certificates, reports, revocation of appointment or surrender of authority of the Company to do business in any such state, territory, dependency or country.

2. Capital Contributions; Membership Interests.

2.1 Membership Interests. The Member shall possess one hundred percent (100%) of the membership interests in the Company (the “Membership Interests”).

2.2 Capital Contribution. On July 20, 2007, the Member made an initial capital contribution to the Company of such amount of cash and/or property as is listed on Schedule 1. The Member shall, from time-to-time, make such additional capital contributions to the Company as the Member shall in its sole discretion determine to be necessary and/or desirable; provided, however, for the avoidance of doubt, the Member is not required to make any additional capital contributions to the Company.

2.3 No Nonvoting Equity Securities. Notwithstanding anything to the contrary in this Agreement, the Company shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code. The prohibition on the issuance of nonvoting equity securities is included in this Agreement in compliance with section 1123(a)(6) of the Bankruptcy Code.

3. Income, Gains and Losses.

All net income, gains and losses, as set forth on the books of account of the Company, shall be allocated to the Member.

4. Distributions.

The amount and timing of any distributions of Company funds shall be determined by the Member in its sole discretion.

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5. Member and Manager Not Liable for Company Losses.

Except as expressly provided under the Law, neither the Member nor the Manager (or any of their respective affiliates) shall have any personal liability for the losses, debts, claims, expenses or encumbrances of or against the Company or its property.

6. Management.

6.1 Management. The day-to-day business, operations and affairs of the Company shall be managed and all its powers and authority shall be exercised by the manager (the “Manager”). The Manager shall have the power and authority to delegate authority to any number of qualified individuals or entities, who/which shall have such titles and powers as may be determined by the Manager in its sole discretion, and shall have and may exercise on behalf of the Company all powers and rights granted to them by the Manager. Any such delegation may be rescinded at the sole discretion of the Manager. The Manager’s initial term of office shall be for a period of two years, commencing on the Effective Date, unless he or she sooner dies, resigns or is removed by the Member (the “Initial Term”). Any Manager designated following the resignation, death or removal for cause of the initial Manager shall only serve the remainder of the Initial Term. The initial Manager of the Company following the Effective Date shall be [            ]. The Member may (i) remove the Manager at any time with or without cause, (ii) elect a new Manager annually after the expiration of the Initial Term, and (iii) elect a new Manager upon the removal or resignation of the Manager. Each Manager designated after the expiration of the Initial Term (including the initial Manager if reappointed) shall serve for a one year term commencing on the applicable anniversary of the Effective Date. Any Manager elected by the Member must be a concurrently serving member of the board of directors of MF Global Holdings Ltd. Neither the Manager nor the Member is required to hold any annual meetings.

6.2 Other Activities of the Manager. The Manager shall be entitled to engage in and/or possess any interest in other businesses and investment ventures or transactions, of any nature or description, independently or with others, whether existing as of the date hereof or hereafter coming into existence, and whether or not directly competitive with the business of the Company.

7. Transfers of Membership Interests.

The Member may transfer the whole or any part of its Membership Interest at its sole discretion at any time.

8. Substituted Member.

8.1 Substitutions. The Member shall have the right to substitute a purchaser, assignee, transferee, donee, distributee or other recipient of its Membership Interest in its place. Any such purchaser, assignee, transferee, donee, distributee or other recipient of the Member’s Membership Interest (whether voluntary or by operation of law) shall be admitted to the Company as a substituted Member.

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8.2 Requirements of Substitutions. Each substituted Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Member as the Member deems necessary or desirable to effectuate such admission and to confirm the agreement of the substituted Member to be bound by all the terms and provisions of this Agreement.

9. Term; Dissolution; Liquidation.

9.1 Term; Dissolution Prior to Expiration of Term. The Company shall continue in existence until terminated and dissolved by the Member, or upon the entering of a decree of judicial dissolution under Section 702 of the Law.

In accordance with Section 701(b) of the Law, it is agreed that the Company shall not be dissolved, and shall continue to exist, upon the bankruptcy or dissolution of the Member, unless a majority in interest of all remaining members vote to dissolve the Company.

9.2 Liquidation and Distribution of Assets. Upon dissolution of the Company, the Manager shall proceed to sell or liquidate the assets of the Company within a reasonable time and, after paying or making provision for all liabilities to creditors of the Company, shall distribute the Company’s cash and other assets to the Member.

9.3 Termination. The Company shall terminate when (a) the Articles of Organization have been cancelled and (b) all property owned by the Company has been disposed of and the assets, after payment of or provision for all liabilities to the Company’s creditors, have been distributed to the Member as provided in Section 9.2.

10. Books and Records.

10.1 Fiscal Year. The Company’s fiscal year shall be determined by the Member.

10.2 Books of Account. Complete and accurate books of account shall be kept by the Company at the principal office of the Company or at such other office as the Manager may designate.

11. Exculpation; Indemnification and Expenses.

11.1 Exculpation. None of the Member, the Manager or any officers, employees or agents of the Company shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business of the Company. None of the Member, the Manager, any officer, any employee, or any agent of the Company, will be liable, responsible or accountable, in damages or otherwise, to any Member, the Company or any other person for any act performed by them, or failure to act in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement or by the Member or the Manager, unless a judgment or other final adjudication adverse to such person establishes that such person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such person personally gained in fact a financial profit or other advantage to which such person knew such

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person was not legally entitled or, that with respect to a distribution to the Member, such Member’s acts were not performed in accordance with the Law.

11.2 Indemnification and Expenses. The Company hereby agrees to indemnify and hold harmless the Member, the Manager and each officer, employee and agent of the Company to the fullest extent permitted under the Law, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a Member, Manager, officer, employee or agent of the Company or is or was serving as a Member, Manager, officer, employee or agent of a subsidiary of the Company; provided, that no such person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such person’s bad faith, intentional misconduct or knowing violation of law (as described in Section 11.1). Expenses, including reasonable attorneys fees and expenses, incurred by any such indemnified person in defending a proceeding will be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay promptly such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Company.

12. Other Actions.

The Manager shall execute and deliver such additional documents and instruments, and shall perform such additional acts, as may be necessary or appropriate to carry out the terms of this Agreement.

13. Miscellaneous.

13.1 Entire Agreement; Amendment. This Agreement, together with the Articles of Organization, contains the complete statement of the arrangements by the Member with respect to the Company, and supersedes all prior agreements and understandings with respect to the Company. This Agreement may be amended only by a writing signed by the Member.

13.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflict of laws principles.

13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the party hereto and its legal representatives, successors and permitted assigns.

13.4 Severability. If any provision of this Agreement or application thereof to any person or circumstances is held invalid, such invalidity shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid provision or application.

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13.5 Headings. Headings are supplied in this Agreement for the purpose of convenience and reference only and do not constitute part of this Agreement.

13.6 Interpretation. As used in this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, (b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa, and (c) words denoting natural persons shall include corporations, partnerships and other legal entities and vice versa, unless the context otherwise requires.

[Signature page follows.]

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IN WITNESS WHEREOF, the Member, intending to be legally bound hereby, has executed this Agreement as of the date first above written.

MF GLOBAL HOLDINGS USA INC.

By:
Name:
Title:

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SCHEDULE 1

Capital Contribution

MF Global Holdings USA Inc. (f/k/a Man Group USA Inc.)	$1,000

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Exhibit A

RESTATED

ARTICLES OF ORGANIZATION

OF

MF GLOBAL CAPITAL LLC

UNDER SECTION 214

OF THE

LIMITED LIABILITY COMPANY LAW

1. The name of the limited liability company (the “Company”) is MF Global Capital LLC and the name under which the Company was originally organized was E.D.& F. Man Capital LLC.

2. The original articles of organization were filed with the Department of State of New York on January 31, 2000 (as amended from time to time, the “Articles of Organization”).

3. The Articles of Organization are hereby amended, as authorized by the Limited Liability Company Law of the State of New York, to change Article Third of the Articles of Organization, pertaining to the dissolution of the Company, to the following:

“The Company will be managed by a manager appointed by the member or members of the Company pursuant to the operating agreement of the Company.”

4. The text of the Articles of Organization is hereby amended to read in its entirety as follows:

First:	The name of the limited liability company (hereinafter referred to as the “Company”) is MF Global Capital LLC.

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Second:	The county within New York State in which the principal office of the Company is to be located is New York County.

Third:	The Company shall be managed by a manager to be appointed by the member or members of the Company pursuant to the operating agreement of the Company.

Fourth:	The Secretary of State of the State of New York is designated as agent of the Company upon whom process against the Company may be served. The post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the Company is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Organization on this              day of                 , 2013.

MF GLOBAL CAPITAL LLC

By:
Name:
Title: Authorized Person

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MF GLOBAL FX CLEAR LLC

SECOND

AMENDED

AND

RESTATED

OPERATING AGREEMENT

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MF GLOBAL FX CLEAR LLC

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

This Second Amended and Restated Operating Agreement (this “Agreement”), of MF Global FX Clear LLC (the “Company”) by MF Global Holdings USA Inc. (the “Member”) is hereby entered into as of [            ], 2013 and effective as of the Effective Date (as defined below).

WHEREAS, the Company previously was formed as a limited liability company under the name Man FX Clear LLC for the purposes and on the terms and conditions set forth in that Operating Agreement dated November 30, 2005 (the “Original Operating Agreement”); WHEREAS, the Company amended and restated the Original Operating Agreement on July 20, 2007 (the “Restated Operating Agreement”);

WHEREAS, on October 31, 2011, together with various affiliates, the Company filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and

WHEREAS, on April 1, 2013, the Company’s Amended and Restated Joint Plan of Liquidation was submitted to the Bankruptcy Court (as amended, modified or supplemented from time to time, the “Plan”), which Plan was confirmed pursuant to an order of the Bankruptcy Court entered on April [            ], 2013 (the “Order”) and effective as of [                ], 2013 (the “Effective Date”);

NOW THEREFORE, effective as of the Effective Date, the Member hereby amends and restates the Restated Operating Agreement in its entirety as follows:

1. General Provisions.

1.1 Articles of Organization. The Company’s Amended and Restated Articles of Organization (the “Articles of Organization”) were filed with the Department of State of the State of New York on or around the date hereof, a copy of which is attached hereto as Exhibit A, and all actions taken by the person who executed and filed the Articles of Organization in connection therewith are hereby adopted and ratified.

1.2 Name. The name of the Company is “MF Global FX Clear LLC”.

1.3 Purpose. The purpose of the Company is to engage in any lawful act or activities for which limited liability companies may be formed under the New York Limited Liability Company Law (the “Law”).

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1.4 Principal Office. The principal office of the Company shall be located at 717 Fifth Avenue, New York, New York 10022 or at such other location as the Member may from time to time designate.

1.5 Foreign Qualification. The Company may qualify to do business in any state that recognizes limited liability companies and in which it is necessary or expedient for the Company to transact business. The officers of the Company are authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required or appropriate under the laws of such state, to authorize the Company to transact business therein and, whenever it is expedient for the Company to cease doing business therein, to withdraw therefrom, to revoke any appointment of an agent or attorney for service of process, and to file such certificates, reports, revocation of appointment or surrender of authority of the Company to do business in any such state, territory, dependency or country.

2. Capital Contributions; Membership Interests.

2.1 Membership Interests. The Member shall possess one hundred percent (100%) of the membership interests in the Company (the “Membership Interests”).

2.2 Capital Contribution. On July 20, 2007, the Member made an initial capital contribution to the Company of such amount of cash and/or property as is listed on Schedule 1. The Member shall, from time-to-time, make such additional capital contributions to the Company as the Member shall in its sole discretion determine to be necessary and/or desirable; provided, however, for the avoidance of doubt, the Member is not required to make any additional capital contributions to the Company.

2.3 No Nonvoting Equity Securities. Notwithstanding anything to the contrary in this Agreement, the Company shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code. The prohibition on the issuance of nonvoting equity securities is included in this Agreement in compliance with section 1123(a)(6) of the Bankruptcy Code.

3. Income, Gains and Losses.

All net income, gains and losses, as set forth on the books of account of the Company, shall be allocated to the Member.

4. Distributions.

The amount and timing of any distributions of Company funds shall be determined by the Member in its sole discretion.

5. Member and Manager Not Liable for Company Losses.

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Except as expressly provided under the Law, neither the Member nor the Manager (or any of their respective affiliates) shall have any personal liability for the losses, debts, claims, expenses or encumbrances of or against the Company or its property.

6. Management.

6.1 Management. The day-to-day business, operations and affairs of the Company shall be managed and all its powers and authority shall be exercised by the manager (the “Manager”). The Manager shall have the power and authority to delegate authority to any number of qualified individuals or entities, who/which shall have such titles and powers as may be determined by the Manager in its sole discretion, and shall have and may exercise on behalf of the Company all powers and rights granted to them by the Manager. Any such delegation may be rescinded at the sole discretion of the Manager. The Manager’s initial term of office shall be for a period of two years, commencing on the Effective Date, unless he or she sooner dies, resigns or is removed by the Member (the “Initial Term”). Any Manager designated following the resignation, death or removal for cause of the initial Manager shall only serve the remainder of the Initial Term. The initial Manager of the Company following the Effective Date shall be [            ]. The Member may (i) remove the Manager at any time with or without cause, (ii) elect a new Manager annually after the expiration of the Initial Term, and (iii) elect a new Manager upon the removal or resignation of the Manager. Each Manager designated after the expiration of the Initial Term (including the initial Manager if reappointed) shall serve for a one year term commencing on the applicable anniversary of the Effective Date. Any Manager elected by the Member must be a concurrently serving member of the board of directors of MF Global Holdings Ltd. Neither the Manager nor the Member is required to hold any annual meetings.

6.2 Other Activities of the Manager. The Manager shall be entitled to engage in and/or possess any interest in other businesses and investment ventures or transactions, of any nature or description, independently or with others, whether existing as of the date hereof or hereafter coming into existence, and whether or not directly competitive with the business of the Company.

7. Transfers of Membership Interests.

The Member may transfer the whole or any part of its Membership Interest at its sole discretion at any time.

8. Substituted Member.

8.1 Substitutions. The Member shall have the right to substitute a purchaser, assignee, transferee, donee, distributee or other recipient of its Membership Interest in its place. Any such purchaser, assignee, transferee, donee, distributee or other recipient of the Member’s Membership Interest (whether voluntary or by operation of law) shall be admitted to the Company as a substituted Member.

8.2 Requirements of Substitutions. Each substituted Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Member, as the Member deems necessary or desirable to effectuate such

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admission and to confirm the agreement of the substituted Member to be bound by all the terms and provisions of this Agreement.

9. Term; Dissolution; Liquidation.

9.1 Term; Dissolution Prior to Expiration of Term. The Company shall continue in existence until terminated and dissolved by the Member, or upon the entering of a decree of judicial dissolution under Section 702 of the Law.

In accordance with Section 701(b) of the Law, it is agreed that the Company shall not be dissolved, and shall continue to exist, upon the bankruptcy or dissolution of the Member, unless a majority in interest of all remaining members vote to dissolve the Company.

9.2 Liquidation and Distribution of Assets. Upon dissolution of the Company, the Manager shall proceed to sell or liquidate the assets of the Company within a reasonable time and, after paying or making provision for all liabilities to creditors of the Company, shall distribute the Company’s cash and other assets to the Member.

9.3 Termination. The Company shall terminate when (a) the Articles of Organization have been cancelled and (b) all property owned by the Company has been disposed of and the assets, after payment of or provision for all liabilities to the Company’s creditors, have been distributed to the Member as provided in Section 9.2.

10. Books and Records.

10.1 Fiscal Year. The Company’s fiscal year shall be determined by the Member.

10.2 Books of Account. Complete and accurate books of account shall be kept by the Company at the principal office of the Company or at such other office as the Manager may designate.

11. Exculpation; Indemnification and Expenses.

11.1 Exculpation. None of the Member, the Manager or any officers, employees or agents of the Company shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business of the Company. None of the Member, the Manager, any officer, any employee, or any agent of the Company, will be liable, responsible or accountable, in damages or otherwise, to any Member, the Company or any other person for any act performed by them, or failure to act in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement or by the Member or the Manager, unless a judgment or other final adjudication adverse to such person establishes that such person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such person personally gained in fact a financial profit or other advantage to which such person knew such person was not legally entitled or, that with respect to a distribution to the Member, such Member’s acts were not performed in accordance with the Law.

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11.2 Indemnification and Expenses. The Company hereby agrees to indemnify and hold harmless the Member, the Manager and each officer, employee and agent of the Company to the fullest extent permitted under the Law, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a Member, Manager, officer, employee or agent of the Company or is or was serving as a Member, Manager, officer, employee or agent of a subsidiary of the Company; provided, that no such person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such person’s bad faith, intentional misconduct or knowing violation of law (as described in Section 11.1). Expenses, including reasonable attorneys fees and expenses, incurred by any such indemnified person in defending a proceeding will be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay promptly such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Company.

12. Other Actions.

The Manager shall execute and deliver such additional documents and instruments, and shall perform such additional acts, as may be necessary or appropriate to carry out the terms of this Agreement.

13. Miscellaneous.

13.1 Entire Agreement; Amendment. This Agreement, together with the Articles of Organization, contains the complete statement of the arrangements by the Member with respect to the Company, and supersedes all prior agreements and understandings with respect to the Company. This Agreement may be amended only by a writing signed by the Member.

13.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflict of laws principles.

13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the party hereto and its legal representatives, successors and permitted assigns.

13.4 Severability. If any provision of this Agreement or application thereof to any person or circumstances is held invalid, such invalidity shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid provision or application.

13.5 Headings. Headings are supplied in this Agreement for the purpose of convenience and reference only and do not constitute part of this Agreement.

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13.6 Interpretation. As used in this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, (b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa, and (c) words denoting natural persons shall include corporations, partnerships and other legal entities and vice versa, unless the context otherwise requires.

[Signature page follows.]

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IN WITNESS WHEREOF, the Member, intending to be legally bound hereby, has executed this Agreement as of the date first above written.

MF GLOBAL HOLDINGS USA INC.

By:
Name:
Title:

1

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SCHEDULE 1

Capital Contribution

MF Global Holdings USA Inc. (f/k/a Man Group USA Inc.)	$1,000

1

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Exhibit A

RESTATED

ARTICLES OF ORGANIZATION

OF

MF GLOBAL FX CLEAR LLC

UNDER SECTION 214

OF THE

LIMITED LIABILITY COMPANY LAW

1. The name of the limited liability company (the “Company”) is MF Global FX Clear LLC and the name under which the Company was originally organized was Man FX Clear LLC.

2. The original articles of organization were filed with the Department of State of New York on December 1, 2005 (as amended from time to time, the “Articles of Organization”).

3. The Articles of Organization are hereby amended, as authorized by the Limited Liability Company Law of the State of New York, to change Article Third of the Articles of Organization, pertaining to the dissolution of the Company, to the following:

“The Company will be managed by a manager appointed by the member or members of the Company pursuant to the operating agreement of the Company.”

4. The text of the Articles of Organization is hereby amended to read in its entirety as follows:

First:	The name of the limited liability company (hereinafter referred to as the “Company”) is MF Global FX Clear LLC.

1

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Second:	The county within New York State in which the principal office of the Company is to be located is New York County.

Third:	The Company shall be managed by a manager to be appointed by the member or members of the Company pursuant to the operating agreement of the Company.

Fourth:	The Secretary of State of the State of New York is designated as agent of the Company upon whom process against the Company may be served. The post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the Company is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Organization on this              day of             , 2013.

MF GLOBAL FX CLEAR LLC

By:
Name:
Title: Authorized Person

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MF GLOBAL MARKET SERVICES LLC

SECOND

AMENDED

AND

RESTATED

OPERATING AGREEMENT

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MF GLOBAL MARKET SERVICES LLC

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

This Second Amended and Restated Operating Agreement (this “Agreement”) of MF Global Market Services LLC (the “Company”) by MF Global Holdings USA Inc. (the “Member”) is hereby entered into as of [            ], 2013 and effective as of the Effective Date (as defined below).

WHEREAS, the Company previously was formed as a limited liability company under the name ManTrad LLC for the purposes and on the terms and conditions set forth in the Operating Agreement dated April 30, 2003 (the “Original Operating Agreement”);

WHEREAS, the Company amended and restated the Original Operating Agreement on July 20, 2007 (the “Restated Operating Agreement”);

WHEREAS, on October 31, 2011, together with various affiliates, the Company filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and

WHEREAS, on April 1, 2013, the Company’s Amended and Restated Joint Plan of Liquidation was submitted to the Bankruptcy Court (as amended, modified or supplemented from time to time, the “Plan”), which Plan was confirmed pursuant to an order of the Bankruptcy Court entered on April [            ], 2013 (the “Order”) and effective as of [            ], 2013 (the “Effective Date”);

NOW THEREFORE, effective as of the Effective Date, the Member hereby amends and restates the Restated Operating Agreement in its entirety as follows:

1. General Provisions.

1.1 Articles of Organization. The Company’s Amended and Restated Articles of Organization (the “ Articles of Organization”) were filed with the Department of State of the State of New York on or around the date hereof, a copy of which is attached hereto as Exhibit A, and all actions taken by the person who executed and filed the Articles of Organization in connection therewith are hereby adopted and ratified.

1.2 Name. The name of the Company is “MF Global Market Services LLC”.

1.3 Purpose. The purpose of the Company is to engage in any lawful act or activities for which limited liability companies may be formed under the New York Limited Liability Company Law (the “Law”).

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1.4 Principal Office. The principal office of the Company shall be located at 717 Fifth Avenue, New York, New York 10022 or at such other location as the Member may from time to time designate.

1.5 Foreign Qualification. The Company may qualify to do business in any state that recognizes limited liability companies and in which it is necessary or expedient for the Company to transact business. The officers of the Company are authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required or appropriate under the laws of such state, to authorize the Company to transact business therein and, whenever it is expedient for the Company to cease doing business therein, to withdraw therefrom, to revoke any appointment of an agent or attorney for service of process, and to file such certificates, reports, revocation of appointment or surrender of authority of the Company to do business in any such state, territory, dependency or country.

2. Capital Contributions; Membership Interests.

2.1 Membership Interests. The Member shall possess one hundred percent (100%) of the membership interests in the Company (the “Membership Interests”).

2.2 Capital Contribution. On July 20, 2007, the Member made an initial capital contribution to the Company of such amount of cash and/or property as is listed on Schedule 1. The Member shall, from time-to-time, make such additional capital contributions to the Company as the Member shall in its sole discretion determine to be necessary and/or desirable; provided, however, for the avoidance of doubt, the Member is not required to make any additional capital contributions to the Company.

2.3 No Nonvoting Equity Securities. Notwithstanding anything to the contrary in this Agreement, the Company shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code. The prohibition on the issuance of nonvoting equity securities is included in this Agreement in compliance with section 1123(a)(6) of the Bankruptcy Code.

3. Income, Gains and Losses.

All net income, gains and losses, as set forth on the books of account of the Company, shall be allocated to the Member.

4. Distributions.

The amount and timing of any distributions of Company funds shall be determined by the Member in its sole discretion.

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5. Member and Manager Not Liable for Company Losses.

Except as expressly provided under the Law, neither the Member nor the Manager (or any of their respective affiliates) shall have any personal liability for the losses, debts, claims, expenses or encumbrances of or against the Company or its property.

6. Management.

6.1 Management. The day-to-day business, operations and affairs of the Company shall be managed and all its powers and authority shall be exercised by the manager (the “Manager”). The Manager shall have the power and authority to delegate authority to any number of qualified individuals or entities, who/which shall have such titles and powers as may be determined by the Manager in its sole discretion, and shall have and may exercise on behalf of the Company all powers and rights granted to them by the Manager. Any such delegation may be rescinded at the sole discretion of the Manager. The Manager’s initial term of office shall be for a period of two years, commencing on the Effective Date, unless he or she sooner dies, resigns or is removed by the Member (the “Initial Term”). Any Manager designated following the resignation, death or removal for cause of the initial Manager shall only serve the remainder of the Initial Term. The initial Manager of the Company following the Effective Date shall be [            ]. The Member may (i) remove the Manager at any time with or without cause, (ii) elect a new Manager annually after the expiration of the Initial Term, and (iii) elect a new Manager upon the removal or resignation of the Manager. Each Manager designated after the expiration of the Initial Term (including the initial Manager if reappointed) shall serve for a one year term commencing on the applicable anniversary of the Effective Date. Any Manager elected by the Member must be a concurrently serving member of the board of directors of MF Global Holdings Ltd. Neither the Manager nor the Member is required to hold any annual meetings.

6.2 Other Activities of the Manager. The Manager shall be entitled to engage in and/or possess any interest in other businesses and investment ventures or transactions, of any nature or description, independently or with others, whether existing as of the date hereof or hereafter coming into existence, and whether or not directly competitive with the business of the Company.

7. Transfers of Membership Interests.

The Member may transfer the whole or any part of its Membership Interest at its sole discretion at any time.

8. Substituted Member.

8.1 Substitutions. The Member shall have the right to substitute a purchaser, assignee, transferee, donee, distributee or other recipient of its Membership Interest in its place. Any such purchaser, assignee, transferee, donee, distributee or other recipient of the Member’s Membership Interest (whether voluntary or by operation of law) shall be admitted to the Company as a substituted Member.

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8.2 Requirements of Substitutions. Each substituted Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Member as the Member deems necessary or desirable to effectuate such admission and to confirm the agreement of the substituted Member to be bound by all the terms and provisions of this Agreement.

9. Term; Dissolution; Liquidation.

9.1 Term; Dissolution Prior to Expiration of Term. The Company shall continue in existence until terminated and dissolved by the Member, or upon the entering of a decree of judicial dissolution under Section 702 of the Law.

In accordance with Section 701(b) of the Law, it is agreed that the Company shall not be dissolved, and shall continue to exist, upon the bankruptcy or dissolution of the Member, unless a majority in interest of all remaining members vote to dissolve the Company.

9.2 Liquidation and Distribution of Assets. Upon dissolution of the Company, the Manager shall proceed to sell or liquidate the assets of the Company within a reasonable time and, after paying or making provision for all liabilities to creditors of the Company, shall distribute the Company’s cash and other assets to the Member.

9.3 Termination. The Company shall terminate when (a) the Articles of Organization have been cancelled and (b) all property owned by the Company has been disposed of and the assets, after payment of or provision for all liabilities to the Company’s creditors, have been distributed to the Member as provided in Section 9.2.

10. Books and Records.

10.1 Fiscal Year. The Company’s fiscal year shall be determined by the Member.

10.2 Books of Account. Complete and accurate books of account shall be kept by the Company at the principal office of the Company or at such other office as the Manager may designate.

11. Exculpation; Indemnification and Expenses.

11.1 Exculpation. None of the Member, the Manager or any officers, employees or agents of the Company shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business of the Company. None of the Member, the Manager, any officer, any employee, or any agent of the Company, will be liable, responsible or accountable, in damages or otherwise, to any Member, the Company or any other person for any act performed by them, or failure to act in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement or by the Member or the Manager, unless a judgment or other final adjudication adverse to such person establishes that such person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such person personally gained in fact a financial profit or other advantage to which such person knew such

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person was not legally entitled or, that with respect to a distribution to the Member, such Member’s acts were not performed in accordance with the Law.

11.2 Indemnification and Expenses. The Company hereby agrees to indemnify and hold harmless the Member, the Manager and each officer, employee and agent of the Company to the fullest extent permitted under the Law, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including reasonable attorneys’ fees and expenses, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a Member, Manager, officer, employee or agent of the Company or is or was serving as a Member, Manager, officer, employee or agent of a subsidiary of the Company; provided, that no such person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such person’s bad faith, intentional misconduct or knowing violation of law (as described in Section 11.1). Expenses, including reasonable attorneys fees and expenses, incurred by any such indemnified person in defending a proceeding will be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay promptly such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Company.

12. Other Actions.

The Manager shall execute and deliver such additional documents and instruments, and shall perform such additional acts, as may be necessary or appropriate to carry out the terms of this Agreement.

13. Miscellaneous.

13.1 Entire Agreement; Amendment. This Agreement, together with the Articles of Organization, contains the complete statement of the arrangements by the Member with respect to the Company, and supersedes all prior agreements and understandings with respect to the Company. This Agreement may be amended only by a writing signed by the Member.

13.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflict of laws principles.

13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the party hereto and its legal representatives, successors and permitted assigns.

13.4 Severability. If any provision of this Agreement or application thereof to any person or circumstances is held invalid, such invalidity shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid provision or application.

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13.5 Headings. Headings are supplied in this Agreement for the purpose of convenience and reference only and do not constitute part of this Agreement.

13.6 Interpretation. As used in this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, (b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa, and (c) words denoting natural persons shall include corporations, partnerships and other legal entities and vice versa, unless the context otherwise requires.

[Signature page follows.]

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IN WITNESS WHEREOF, the Member, intending to be legally bound hereby, has executed this Agreement as of the date first above written.

MF GLOBAL HOLDINGS USA INC.

By:
Name:
Title:

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SCHEDULE 1

Capital Contribution

MF Global Holdings USA Inc. (f/k/a Man Group USA Inc.)	$1,000

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Exhibit A

RESTATED

ARTICLES OF ORGANIZATION

OF

MF GLOBAL MARKET SERVICES LLC

UNDER SECTION 214

OF THE

LIMITED LIABILITY COMPANY LAW

1. The name of the limited liability company (the “Company”) is MF Global Market Services LLC and the name under which the Company was originally organized was ManTrad LLC.

2. The original articles of organization were filed with the Department of State of New York on May 1, 2003 (as amended from time to time, the “Articles of Organization”).

3. The Articles of Organization are hereby amended, as authorized by the Limited Liability Company Law of the State of New York, to change Article Third of the Articles of Organization, pertaining to the dissolution of the Company, to the following:

“The Company will be managed by a manager appointed by the member or members of the Company pursuant to the operating agreement of the Company.”

4. The text of the Articles of Organization is hereby amended to read in its entirety as follows:

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First:	The name of the limited liability company (hereinafter referred to as the “Company”) is MF Global Market Services LLC.

Second:	The county within New York State in which the principal office of the Company is to be located is New York County.

Third:	The Company shall be managed by a manager to be appointed by the member or members of the Company pursuant to the operating agreement of the Company.

Fourth:	The Secretary of State of the State of New York is designated as agent of the Company upon whom process against the Company may be served. The post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the Company is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Organization on this              day of                 , 2013.

MF GLOBAL MARKET SERVICES LLC

By:
Name:
Title: Authorized Person

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EXHIBIT VIII.E.1

Prepetition Executory Contracts and Unexpired Leases to be Assumed

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Plan Supplement—Exhibit VIII.E.1

Prepetition Executory Contracts and Unexpired Leases to be Assumed

The below is a non-exhaustive list of Executory Contracts and Unexpired Leases to be assumed in accordance with the Plan, including certain Executory Contracts that are insurance policies, or any agreements, documents or instruments with insurers relating to a Debtor’s insurance policies. Inclusion or exclusion of any Executory Contract in or from this list shall in no way limit Section VIII.C of the Plan relating to assumption of the Debtors’ insurance policies. The Plan Proponents reserve all rights to amend, modify, or supplement this list of Executory Contracts and Unexpired Leases in accordance with the terms of the Plan.

Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd.	Corptax Inc.	Tax software agreement	$0.00
MF Global Holdings USA, Inc.	Ceridien Corporation	Payroll processing agreement	$8,000.00
MF Global Holdings USA, Inc.	Gallagher Benefit Services, Inc.	Consultant/Insurance Broker	$0.00
MF Global Holdings USA, Inc.	Merrill, Lynch, Pierce, Fenner & Smith Inc.	401(k) Profit Sharing Plan Adoption Agreement	$0.00
MF Global Holdings USA, Inc.	Iron Mountain Information Management, Inc.	Document storage	$35,698.97
MF Global Holdings Ltd.	MFG Assurance Company Limited	Professional Liability Insurance Policy No. 1-18001-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18002-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18003-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18004-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18005-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18005-01-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18006-00-11	Note 1

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Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18007-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18009-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-180010-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-180011-00-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-180011-01-11	Note 1
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-180012-00-11	Note 1
MF Global Holdings Ltd.	Federal Insurance Company	Global Professional Liability (E&O) Policy No. 8208- 3277
MF Global Holdings Ltd.	Allied World Assurance	Global Professional Liability (E&O) Policy No. C007357/005
MF Global Holdings Ltd.	Iron-Starr Excess Agency Ltd	Global Professional Liability (E&O) Policy No. ISF0000508
MF Global Holdings Ltd.	Federal Insurance Company	Global Professional Liability (E&O) Policy No. Unknown
MF Global Holdings Ltd.	New Hampshire Insurance Company	D&O Insurance – Independent Director Liability Policy No. 15927115	$0.00
MF Global Holdings Ltd.	Scottsdale Indemnity Company	D&O Insurance – Independent Director Liability Policy No. XMI1100056	$0.00
MF Global Holdings Ltd.	U.S. Specialty Insurance Company	D&O Insurance – Independent Director Liability Policy No. 14-MGU-11-A23952	$0.00
MF Global Holdings Ltd.	Continental Casualty Company	D&O Insurance – Side A Only Policy No. 425151372	$0.00
MF Global Holdings Ltd.	Catlin Insurance Company, Inc.	D&O Insurance – Side A Only Policy No. XSP-100903-0511	$0.00

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Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd.	Allied World Assurance Company	D&O Insurance – Side A Only Policy No. C007490/005	$0.00
MF Global Holdings Ltd.	Axis Specialty Limited	D&O Insurance – Side A Only Policy No. 1132770111QA	$0.00
MF Global Holdings Ltd.	Federal Insurance Company	D&O Insurance – Side A Only Policy No. 8208-3266	$0.00
MF Global Ltd.	Everest National Insurance Company	D&O Insurance – Side A Only Policy No. FL5SA00006-111	$0.00
MF Global Holdings Ltd.	Federal Insurance Company	D&O Insurance – Side A, B & C Policy No. 8208-3225	$0.00
MF Global Holdings Ltd.	Travelers Indemnity Company	D&O Insurance – Side A, B & C Policy No. EC09004078	$0.00
MF Global Holdings Ltd.	Ironshore Indemnity, Inc.	D&O Insurance – Side A, B & C Policy No. 000425002	$0.00
MF Global Holdings Ltd.	Ironshore Insurance Ltd.	D&O Insurance – Side A, B & C Policy No. ISF0000507	$0.00
MF Global Holdings Ltd.	Starr Insurance & Reinsurance Limited	D&O Insurance – Side A, B & C Policy No. ISF0000507	$0.00
MF Global Holdings Ltd.	Westchester Fire Insurance Company	D&O Insurance – Side A, B & C Policy No. G23822684 005	$0.00
MF Global Holdings Ltd.	ACE American Insurance Company	D&O Insurance – Side A, B & C Policy No. DOX G23655901 005	$0.00
MF Global Holdings Ltd.	Illinois National Insurance Company	D&O Insurance – Side A, B & C Policy No. 01-880-23-08	$0.00
MF Global Holdings Ltd.	Hartford Accident & Indemnity	D&O Insurance – Side A, B & C Policy No. 00 DA 0250858-11	$0.00
MF Global Holdings Ltd.	New Hampshire Insurance Company	D&O Insurance – Side A, B & C Policy No. 15927114	$0.00

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Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd.	Axis Insurance Company	D&O Insurance – Side A, B & C Policy No. MNN 732350/01/2011	$0.00
MF Global Holdings Ltd.	XL Specialty Insurance Company	D&O Insurance – Side A, B & C Policy No. ELU121502-11	$0.00
MF Global Holdings Ltd.	U.S. Specialty Insurance Company	D&O Insurance – Side A, B & C Policy No. 14-MGU-11-A23947	$0.00
MF Global Holdings Ltd.	U.S. Specialty Insurance Company	Employee Benefit Plan Fiduciary Policy No. 14-MGU-11-A23948
MF Global Holdings Ltd.	RLI Insurance	Employee Benefit Plan Fiduciary Policy No. EPG0009735
MF Global Holdings Ltd.	Ironshore Indemnity	Employee Benefit Plan Fiduciary Policy No. 426402
MF Global Holdings Ltd.	Alterra Bermuda Limited	Employment Practices Liability Policy No. 69273- 4472-EPLI-2011
MF Global Holdings Ltd.	Lexington Insurance	Employment Practices Liability Policy No. 20432695
MF Global Holdings Ltd.	Chartis Excess Limited	Employment Practices Liability Policy No. 21188070
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	New Hampshire Insurance Company	Financial Institution Bond Insurance Policy No. 64738	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Vigilant Insurance Company	Financial Institution Bond Insurance Policy No. 82126695	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Lloyd’s Underwriters	Financial Institution Bond Insurance Policy No. 576/MMU028000	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	St. Paul Fire & Marine Ins. Co.	Financial Institution Bond Insurance Policy No. 490BD0679	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Fidelity & Deposit Co. of Maryland	Co-Surety Endorsement to Financial Institution Bond Insurance Policy No. 490BD0679	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Continental Insurance Co.	Financial Institution Bond Insurance Policy No. 287125999	$0.00

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Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Liberty Mutual Insurance Company	Financial Institution Bond Insurance Policy No. F14N550490001	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	New Hampshire Insurance Company	Financial Institution Bond Insurance Policy No. 64739	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Axis Reinsurance Company	Financial Institution Bond Insurance Policy No. RNN732284/01/2007	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.	Great American Insurance Company	Financial Institution Bond Insurance Policy No. FS234-60-98	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Professional Liability Insurance Policy No. 1-18001-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18002-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18003-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18004-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18005-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18005-01-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18006-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18007-00-10	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Professional Liability Insurance Policy No. 1-18001-00-09	$0.00
MF Global Holdings Ltd.	MFG Assurance Company Limited	Excess Professional Liability Insurance Policy No. 1-18002-00-09	$0.00
MF Global Holdings Ltd.	Everest Indemnity Insurance Company	Excess Professional Liability Insurance Policy No. FL5EE00025-091	$0.00

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Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd.	Continental Insurance Company	Excess Professional Liability Insurance Policy No. 287126568	$0.00
MF Global Holdings Ltd.	Arch Insurance Company	Excess Professional Liability Insurance Policy No. EOP0021249-02	$0.00
MF Global Holdings Ltd.	AIG Excess Liability Insurance Co	Excess Professional Liability Insurance Policy No. 366-2823	$0.00
MF Global Holdings Ltd.	Arch Insurance Company	Professional Liability Insurance Policy No. EOP0021249-01	$0.00
MF Global Holdings Ltd.	Continental Insurance Company	Professional Liability Insurance Policy No. 287126568	$0.00
MF Global Holdings Ltd.	Ace American Insurance Company	Professional Liability Insurance Policy No. G32822696 002	$0.00
MF Global Holdings Ltd.	Axis Professional Insurance	Professional Liability Insurance Policy No. RNN732350/01/2008	$0.00
MF Global Holdings Ltd.	Ace American Insurance Company	Professional Liability Insurance Policy No. DOX G2365586A 002	$0.00
MF Global Holdings Ltd.	Allied World Assurance Co	Professional Liability Insurance Policy No. C007357/002	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	Arch Insurance Company	Professional Liability Insurance Policy No. EOP0021249-01	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	Continental Insurance Company	Professional Liability Insurance Policy No. 287126568	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.)	Vigilant Insurance Company	Professional Liability Insurance Policy No. 8208-3220	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.)	Vigilant Insurance Company	Professional Liability Insurance Policy No. 8208-3277	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.)	St. Paul Travelers	Professional Liability Insurance Policy No. 590CM2682	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	Steadfast Insurance Company	Professional Liability Insurance Policy No. EOC9131681 00	$0.00

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Debtor	Contract Counterparty	Contract Description	Proposed Cure Amount
MF Global Holdings Ltd. (successor to MF Global Ltd.)	Axis Reinsurance Company	Professional Liability Insurance Policy No. RNN732341/01/2007	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.)	Westchester Fire Insurance Company	Professional Liability Insurance Policy No. G23822696 01	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	Ace American Insurance Company	Professional Liability Insurance Policy No. DOX G2365586A 001	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.)	Catlin Insurance Co	Professional Liability Insurance Policy No. 1027	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	Axis Reinsurance Company	Professional Liability Insurance Policy No. 1132710107QA	$0.00
MF Global Holdings Ltd. (successor to MAN Financial, Inc.)	Allied World Assurance Company	Professional Liability Insurance Policy No. C007357/001	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	AIG Casualty Company	Professional Liability Insurance Policy No. 347-0349	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	US Specialty Insurance Co	Professional Liability Insurance Policy No. 14-MGU-07-A14405	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	XL Specialty Insurance Co	Professional Liability Insurance Policy No. ELU097598-07	$0.00
MF Global Holdings Ltd. (successor to MF Global Ltd.)	New Hampshire Insurance Co	Professional Liability Insurance Policy No. 64638	$0.00
MF Global Holdings Ltd.	Alterra Insurance Limited	Employment Practices Liability Policy No. 54852-3754-EPLI-2010	$0.00
MF Global Holdings Ltd.	Max Bermuda Ltd	Employment Practices Liability Policy No. 27384-3050-EPLI-2009	$0.00
MF Global Holdings Ltd.	Max Bermuda Ltd	Employment Practices Liability Policy No. 21711-2469-EPLI-2008	$0.00

Note 1:	The Proposed Cure Amount with respect to all MF Global Holdings Ltd. Excess Professional Liability Insurance contracts is being actively negotiated by the Debtor and the Contract Counterparty.

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